As filed with the Securities and Exchange Commission on April 19, 2000

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                     United Pan-Europe Communications N.V.
             (Exact name of registrant as specified in its charter)

        The Netherlands                                        4841
(State or other jurisdiction of                    (Primary Standard Industrial
 incorporation or organization)                     Classification Code Number)

           98-0191997
 (I.R.S. Employer Identification
              No.)
                             Fred. Roeskestraat 123
                                 P.O. Box 74763
                       1076 EE Amsterdam, The Netherlands
                                 +31 20 778 9840
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
                           Michael T. Fries, Chairman
                            c/o UnitedGlobalCom, Inc.
                      4643 South Ulster Street, Suite 1300
                             Denver, Colorado 80237
                                 (303) 770-4001
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                   Copies to:
                                Nick Nimmo, Esq.
                            Holme Roberts & Owen LLP
                         1700 Lincoln Street, Suite 4100
                             Denver, Colorado 80203
                                 (303) 861-7000
                                ----------------
    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
                                ----------------
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                ----------------
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ----------------
                        CALCULATION OF REGISTRATION FEE
                                                                Proposed           Proposed
                                  Amount        Offering        maximum            maximum
Title of each class of             to be          price        aggregate          amount of
securities to be registered     registered     per unit(1) offering price(1) registration fee(2)
---------------------------  ----------------- ----------- ----------------- -------------------
11 1/2% Senior Notes due
 2010...................     $     300,000,000      99.261%   $297,783,000
11 1/4% Senior Notes due
 2010...................     $     600,000,000      99.254%   $595,524,000
11 1/4% Senior Notes due
 2010...................     (Euro)200,000,000      99.254%   $198,508,000
13 3/4% Senior Discount
 Notes due 2010.........     $   1,000,000,000      51.224%   $512,240,000          $423,985

--------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.
(2) Calculated pursuant to Rule 457(f)(2) based on the $1,606,004,508 book value on April 13, 2000 of the notes to be received by the Registrant in the exchange described herein.

    The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                                 [LOGO OF UPC]

                               Offer to Exchange

                    $300,000,000 11 1/2% Senior Notes due 2010
                    $600,000,000 11 1/4% Senior Notes due 2010
                 (Euro)200,000,000 11 1/4% Senior Notes due 2010
              $1,000,000,000 13 3/4% Senior Discount Notes due 2010

                                       of

                     United Pan-Europe Communications N.V.
                   for substantially identical Series B Notes
                       registered under the Securities Act
--------------------------------------------------------------------------------
                           Terms of the Exchange Offer

 . The exchange offer expires at 12:00 p.m. New York City time (5:00 p.m., London time) on May , 2000, unless we extend the expiration date.

 . We will exchange all old notes that you validly tender and do not validly withdraw.

 . You may withdraw tenders of old notes any time prior to the expiration of the exchange offer.

 . The exchange offer is not subject to any condition, other than that it not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

 . We will not receive any proceeds from the exchange offer.

 . Your exchange of old notes for new notes will not be a taxable exchange for U.S. federal income tax purposes.

 . The terms of the new notes and the old notes are substantially identical, except for transfer restrictions, registration rights and liquidated damages that apply to the old notes.

 . There is no existing market for the new notes, and we do not intend to apply for their listing on any securities exchange other than the Luxembourg Stock Exchange.

  See the "Description of the Notes" section on page 35 for more information about the notes to be issued in this exchange offer.

  This investment involves risks. See the section entitled "Risk Factors" that begins on page 11 for a discussion of the risks that you should consider prior to tendering your old notes for exchange.
                                  -----------
  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                                  -----------

                   The date of this prospectus is April  , 2000

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of UPC have not changed since the date hereof.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Prospectus Summary......................................................   3
   Risk Factors............................................................  11
   Disclosure Regarding Forward Looking Statements.........................  16
   The Exchange Offer......................................................  17
   Use of Proceeds.........................................................  23
   Capitalization..........................................................  25
   Description of the Notes................................................  27
   Description of Other Debt...............................................  72
   Certain Tax Consequences................................................  74
   Legal Matters...........................................................  87
   Experts.................................................................  87
   Enforcement of Civil Liabilities........................................  88
   Available Information...................................................  88
   General Information.....................................................  89

                               PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our notes. You should read the entire prospectus carefully, especially the risks of investing in our notes discussed under "Risk Factors."

                 General Information About Us and Our Business

     We own and operate broadband communications networks in 12 countries in Europe and in Israel. We provide communications services in many European countries through our business lines: cable television, DTH and programming, telephone and Internet/data services. Our subscriber base is the largest of any group of broadband communications networks operated across Europe.

     While we began business as cable television service providers, over the last few years we have been upgrading many of our networks so that they are capable of providing telephone and Internet/data access services as well as enhanced or more advanced video services. Our telephone service is branded "Priority Telecom" and has been launched in many of our markets in 1998 and 1999. Our chello broadband subsidiary has launched an Internet/access and portal service branded under its name in many of our systems during 1999. We have launched chello broadband services on broadband networks other than our own, including on systems owned by UnitedGlobalCom, Inc. ("United"), our majority shareholder.

     We operated from July 1995 to December 1997 as a 50/50 joint venture between United and Philips. In December 1997, we and United acquired the 50% of our ordinary shares held by Philips. Following this acquisition and until our initial public offering in February 1999, we became a wholly owned subsidiary of United, other than approximately 7% of our stock held by a foundation to support our stock option plans to employees.

     We have grown substantially since formation through acquisitions of cable television systems and related businesses in our existing and new markets. During 1999 we grew from a number of acquisitions. We expect to grow further from acquisitions.

                        Our Address and Telephone Number

   Our office address is Fred. Roeskestraat 123, 1076 EE Amsterdam, The Netherlands. Our telephone number is +31 20 778 9840.

                               The Exchange Offer

     On January 20, 2000, we issued $300,000,000 11 1/2% Senior Notes due 2010, $600,000,000 11 1/4% Senior Notes due 2010, (Euro)200,000,000 11 1/4% Senior
Notes due 2010 and $1,000,000,000 13 3/4% Senior Discount Notes due 2010 to the following initial purchasers:

  .  Goldman, Sachs & Co.
  .  Morgan Stanley Dean Witter
  .  Credit Suisse First Boston
  .  ING Barings
  .  Merrill Lynch & Co.
  .  TD Securities
  .  ABN AMRO Incorporated
  .  Banc of America Securities LLC
  .  BNP Paribas Group

   These initial purchasers then sold the old notes in an offering exempt from the registration requirements of the Securities Act.

   Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the registration rights agreement, we must deliver this prospectus to you.

   You may exchange your old notes for new notes, which have substantially identical terms, except that the new notes will be freely transferable by the holders except as otherwise provided in this prospectus. The exchange offer satisfies your rights under the registration rights agreement. After the exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your old notes, except under limited circumstances.

The exchange offer..........  We are offering to exchange:

                                  .  $300,000,000 total principal amount of
                                     Series B 11 1/2% Senior Notes due 2010,
                                     which have been registered under the
                                     Securities Act, for your outstanding
                                     11 1/2% senior dollar notes;

                                  .  $600,000,000 total principal amount of
                                     11 1/4% Series B Senior Notes due 2010,
                                     which have been registered under the
                                     Securities Act, for your outstanding
                                     11 1/4% senior dollar notes;

                                  . (Euro)200,000,000 total principal amount of 11 1/4% Series B Senior Notes due 2010, which have been registered under the Securities Act, for your outstanding
                                     11 1/4% senior euro notes; and

                                  . $1,000,000,000 total principal amount at maturity of 13 3/4% Series B Senior Discount Notes due 2010, which have been registered under the Securities Act, for your outstanding 13 34% senior discount notes.

                              To exchange your old notes, you must properly tender them, and we must accept them. We will exchange all old notes that you validly tender and do not validly withdraw.

Resales.....................  We believe that you can offer for resale, resell and otherwise transfer the new notes without complying with the registration and prospectus delivery requirements of the Securities Act if:

                                  . you acquire the new notes in the ordinary course of your business;

                                  . you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new notes; and

                                  .  you are not an "affiliate" of ours, as
                                     defined in Rule 405 of the Securities
                                     Act.

                              By executing the letter of transmittal, or by agreeing to the terms of the letter of transmittal, you represent to us that you satisfy each of these conditions. If you do not satisfy any of these conditions and you transfer any exchange note without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

                              If a broker-dealer acquires new notes for its own account in exchange for old notes, and it acquired the old notes through market-making or other trading activities, the broker-dealer must acknowledge that it will deliver a proper prospectus when any new notes are transferred. A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the new notes.

Expiration date; Withdrawal   The exchange offer expires at, and you may
rights .....................  withdraw your tender of old notes at any time before, 12:00 p.m., New York City time (5:00 p.m., London time), on May , 2000, unless we extend the expiration date.

Procedures for tendering      We issued the old notes as global securities.
old notes ..................  When we issued the old dollar denominated notes, we deposited them with Citibank, N.A., as custodian. Citibank, N.A. issued a certificateless depositary interest in the dollar denominated notes, which represents a 100% interest in the dollar denominated notes, to DTC. Beneficial interests in the dollar denominated notes, which direct or indirect participants in DTC hold through the certificateless depositary interest, are shown on records that DTC maintains in book-entry form.

                              When we issued the old euro denominated notes, we deposited them with Morgan Guaranty Trust Company of New York as operator of the Euroclear System and Cedelbank, as common depositary. Security entitlements with respect to the euro denominated notes are shown on records in book-entry form that Euroclear, Cedelbank or your securities intermediary maintain.

                              To tender outstanding notes in the exchange offer the registered holder (Euroclear, Cedelbank or DTC) must transfer your outstanding notes in accordance with DTC's, Euroclear's or Cedelbank's standard procedures for such transfer. In lieu of delivering a letter of transmittal to the exchange agent, a computer- generated message, in which the holder of the outstanding notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC, Euroclear or Cedelbank on behalf of a holder and received by the exchange agent before 12:00 p.m., New York City time (5:00 p.m., London time), on the expiration date.

Special procedures for
 beneficial owners..........  If:

                                  .  you beneficially own old notes,

                                  . these notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and

                                  . you wish to tender your old notes in the exchange offer,

                              please contact the registered holder as soon as possible and instruct it to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus.

Appraisal or dissenters'
rights .....................  You do not have any appraisal or dissenters'
                              rights in the exchange offer. If you do not
                              tender your old notes or we reject your tender, you will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. However, your notes will remain outstanding and entitled to the benefits of the indentures.
U.S. federal income tax
considerations..............  Your exchange of old notes for new notes is not a taxable exchange for United States federal income tax purposes. You will not recognize any taxable gain or loss or any interest income as a result of the exchange.

Exchange agent..............  Citibank, N.A. is serving as the exchange agent for both the dollar denominated notes and the euro denominated notes in the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed in "The Exchange Offer-Exchange agent" and in the letter of transmittal.

   In order to comply with Netherlands securities laws, the new notes may not be offered, transferred or sold as part of their initial distribution, other than to individuals or legal entities, situated in or outside The Netherlands, who or which trade or invest in securities in the conduct of their profession or business (which includes banks, brokers, dealers, insurance companies, pension funds, other institutional investors and other parties (including treasury departments of commercial enterprise and finance companies or groups), which regularly trade or invest in securities).

                                  The New Notes

   The new notes to be issued to you in the exchange offer will evidence the same obligations of UPC as the notes you currently hold. The indentures that currently govern your existing notes are the same indentures that will govern the new notes. The terms of the new notes will be the same as the old notes, except that there will be no legends on the new notes restricting their transfer and the new notes will be registered under the Securities Act instead of having registration rights. You should read "Description of the Notes" beginning on page __ for a detailed description of the terms and conditions of the new notes.

Notes Offered..............     $300,000,000 in aggregate principal amount of
                                11 1/2% senior notes due 2010 (the "11 1/2%
                                senior notes due 2010").

                                $600,000,000 in aggregate principal amount of 11 1/4% senior notes due 2010 (the "11 1/4%
                                senior dollar notes due 2010") and 200,000,000 in aggregate principal amount of 11 1/4% senior notes due 2010 (the "11 1/4% senior euro notes due 2010" and together with the 11 1/4% senior dollar notes due 2010, the "11 1/4% senior notes due 2010"). Except as otherwise specified, the 11 1/2% senior notes due 2010 and the 11 1/4% senior notes due 2010 are referred to collectively as the "senior notes."

                                $1,000,000,000 in aggregate principal amount at maturity of 13 3/4% senior discount notes due 2010 (the "senior discount notes"). Except as otherwise specified, the senior discount notes and the senior notes are referred to herein as the "notes."

Issue Prices..............      99.261% plus accrued interest, if any, from
                                January 20, 2000, in the case of the 11 1/2% senior notes due 2010, 99.254% plus accrued interest, if any, from January 20, 2000, in the case of the 11 1/4% senior notes due 2010, $512.24 per $1,000 principal amount at maturity plus accrued amortization of original issue discount, if any, from January 20, 2000, in the case of the senior discount notes.

Accretion...................    The senior discount notes will accrete at a rate
                                of 13 3/4% per annum, compounded semi-annually, to an aggregate principal amount of $1,000,000,000 on February 1, 2005, except as described under the caption "Description of the Notes--Principal, Maturity and Interest."

Interest....................    Annual rate of 11 1/2% for the 11 1/2% senior
                                notes due 2010 and 11 1/4% for the 11 1/4% senior notes due 2010, except as described under the caption "Description of the Notes--
                                Principal, Maturity and Interest." Interest on the senior notes will be payable semi-annually in cash in arrears on February 1 and August 1 of each year, commencing August 1, 2000.

                                The senior discount notes will accrue interest payable in cash at the rate of 13 3/4% per annum, commencing February 1, 2005, except as described under the caption "Description of the Notes--Principal, Maturity and Interest." Interest on the senior discount notes will be payable semi-annually in cash in arrears on February 1 and August 1 of each year, commencing August 1, 2005.

Registration Covenant;
 Exchange Offer.............    We agreed to register the new notes under the
                                Securities Act by filing the registration statement of which this prospectus forms a part.
                                We agreed to:

                                  . cause the registration statement to become effective on or before ____________, 2000; and

                                  .  consummate the exchange offer within 45
                                     days after the effective date of the
                                     registration statement.

                               In addition, we have agreed, in certain
                               circumstances, to file a "shelf registration statement" that would allow some or all of the notes to be offered to the public.

                               If we fail to meet any or all the targets listed above (a "registration default"), the annual interest rates on the notes will increase by 0.50% during the first 90-day period during which the registration default continues, and will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum increase of 1.50% over the interest rates that would otherwise apply to the notes. As soon as we cure a registration default, the interest rates on the notes will revert to their original levels.

                               Upon consummation of the exchange offer, holders of notes will no longer have any rights under the registration rights agreement, except to the extent that we have continuing obligations to file a shelf registration statement.

Additional Amounts..........    Unless required by law, all our payments with
                                respect to the notes will be made without withholding or deduction for any present or future taxes or governmental charges of whatever nature imposed or levied by any tax authority within The Netherlands or any other jurisdiction in which we are organized or engaged in a trade or business. Subject to certain exceptions, if we are required by law to withhold or deduct taxes in respect of payments on the notes, we will pay additional amounts so that the net amounts receivable by the holders, after any withholding or deduction in respect of such tax or liability, will equal the respective amounts which would have been receivable in respect of the notes in the absence of such payments, withholding or deduction. See "Description of the Notes--Additional Amounts."

Optional Redemption.........    On or after February 1, 2005, we may redeem some
                                or all of the 11 1/2% senior notes due 2010 and senior discount notes at any time and from time to time at the redemption prices described in the section "Optional Redemption" under the heading "Description of the Notes." The 11 1/4% senior notes due 2010 may not be redeemed prior to maturity, except as set forth below.

                                In addition, we may redeem up to 35% of the aggregate original principal amount of each series of the notes prior to February 1, 2003, with the net cash proceeds from certain sales of our equity at the price listed in the section "Description of the Notes--Optional Redemption," provided at least 65% of the principal amount (principal amount at maturity with respect to the senior discount notes) of the respective series of notes originally issued under the indentures (as defined) on the issue date remains outstanding thereafter.

Optional Tax Redemption.....    We may redeem the senior notes, in whole but not
                                in part, at the principal amount thereof and, in the case of the senior discount notes, the accreted value thereof, plus accrued and unpaid interest and liquidated damages (as defined), if any, thereon to the date of redemption in certain circumstances in which we would be required to pay additional amounts (as defined).
                                See "Description of the Notes--Redemption for Changes in Withholding Taxes."

Mandatory Offer to Repurchase   If we undertake certain sales of assets or
                                experience specific kinds of changes in control, we must offer to repurchase the notes.

Ranking.....................    The notes will be senior, general, unsecured
                                obligations of United Pan-Europe Communications,
                                N.V. They will rank equally with all of our current and future senior, unsecured indebtedness. The notes will be effectively junior to our senior secured indebtedness to the extent of the collateral securing such indebtedness and to all of the existing and future indebtedness (including trade payables) of our subsidiaries.

                                At December 31, 1999, on a pro forma basis, assuming consummation of UPC's tender offer for SBS Broadcasting S.A. and the acquisition of Eneco KabelTV and Telecom Group, the notes would have effectively ranked junior in right of payment to approximately EURO 1.7 billion ($1.7 billion) of our and our subsidiaries' indebtedness.

Original Issue Discount.....    We will issue the senior discount notes with
                                original issue discount for U.S. federal income tax purposes. Thus, although cash interest will not be payable on the senior discount notes prior to August 1, 2005, U.S. holders will be required to include amounts in gross income for U.S. federal income tax purposes prior to receiving the cash payments to which that income is attributable. See "Certain Tax
                                Consequences--Certain United States Federal
                                Income Tax Consequences--Senior Discount
                                Notes--Original Issue Discount."

Certain Covenants...........    The indentures (as defined) will contain certain
                                covenants that, among other things, place certain limitations on our ability, and the ability of our subsidiaries, to:

                                o   borrow money,

                                o   issue capital stock,

                                o   pay dividends on stock or repurchase stock,

                                o   make investments,

                                o   create certain liens,

                                o   engage in certain transactions with
                                    affiliates, and

                                o sell certain assets or merge with or into other companies.

                                These covenants are subject to a number of important exceptions and qualifications, which are described under the heading "Description of the Notes--Certain Covenants."

Listing.....................    We have applied to list the old notes on the
                                Luxembourg Stock Exchange and we will apply to list the new notes on the Luxembourg Stock
                                Exchange.

Trustee, Registrar,
 Principal Paying and
 Transfer Agent.............  Citibank, N.A.

Luxembourg Paying Agent.....  Banque Internationale a Luxembourg.

Use of Proceeds.............  We will not receive any proceeds from the exchange offer. We used the net proceeds from the sale of the notes to fund a portion of our new acquisitions, and for working capital and other general corporate purposes. See "Use of Proceeds."

Risk Factors................  You should carefully consider all of the information set forth in this prospectus and, in particular, the specific factors set forth under the "Risk Factors" section before deciding to tender your old notes in the exchange offer.

                                  RISK FACTORS

    You should carefully consider the risks described below in addition to all other information provided to you in this prospectus before deciding whether to participate in this exchange offer. The multi-channel television, telephone and Internet/data service industries are changing rapidly. Therefore, the forward-looking statements and statements of expectations, plans and intent in this prospectus are subject to a greater degree of risk than similar statements regarding certain other industries.

You may have difficulty selling any notes that you do not exchange.

    If you do not exchange your old notes for the notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your notes. Those transfer restrictions are described in the indenture governing the notes and in the legend contained on the old notes, and arose because we originally issued the old notes under exemptions from, and in transactions not subject to, the registration requirements of the Securities Act.

    In general, you may offer or sell your old notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements. We do not intend to register the old notes under the Securities Act.

    If a large number of old notes are exchanged for notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged notes. In addition, if you do not exchange your old notes in the exchange offer, you will no longer be entitled to have those notes registered under the Securities Act.

    See "The Exchange Offer--Consequences of Failure to Exchange Old notes" for a discussion of the possible consequences of failing to exchange your notes.

The notes are effectively junior in right of payment to obligations of our subsidiaries

    The notes are effectively subordinated to all our subsidiaries' existing and future preferred stock, indebtedness and other liabilities. This is because our right to receive the assets of any of our subsidiaries upon their liquidation or reorganization will be subordinated, by operation of law, to the claims of our subsidiaries' creditors. These creditors include trade creditors. However, even if we are recognized as a creditor of any of our subsidiaries, our claims would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to our claim. Our assets consist almost exclusively of our direct and indirect ownership interests in our subsidiaries and affiliated companies that operate our respective businesses. Our ability to pay interest on the notes and to repay the principal of the notes depends on earnings and cash flows or sales of the shares or assets of our subsidiaries and affiliate companies and payment of funds by our subsidiaries or affiliated companies to us in the form of loans, dividends and otherwise. Some of our subsidiaries and other affiliates are parties to credit or other borrowing agreements that severely restrict or prohibit them from paying dividends and management fees. The future operating performance of our subsidiaries and affiliated companies is also subject to general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. See "Description of Other Debt."

    The indentures restrict our and our subsidiaries' ability to incur additional indebtedness. The indentures do not, however, otherwise specifically prohibit us from incurring indebtedness that provides for cash payments of interest or principal prior to maturity of the notes. See "Description of the Notes."

    The covenants in the indentures governing the notes restrict our and our subsidiaries' activities. In some situations, we can designate some of our subsidiaries as unrestricted subsidiaries. Unrestricted subsidiaries generally are not subject to the restrictions of the indentures. The indentures also limit our ability to make future investments in persons other than our subsidiaries. Thus our ability to capitalize unrestricted subsidiaries is limited even though we may depend materially on them for cash flow. See "Description of the Notes."

We expect to continue to make net losses for the next five to ten years.


     We have experienced net losses every year since we started business in July 1995. Through December 31, 1999, we had recognized cumulative losses of approximately EURO 1,114.2 million, excluding approximately EURO 70.2 million in losses allocated to a former shareholder, Philips, through December 11, 1997. New lines of business, in particular, generally have negative cash flow. We expect negative cash flow from the new business ventures to increase as these operations expand. We expect to incur net losses for at least the next five to ten years. Continuing net losses will increase our capital needs.

Our high level of debt and limitations on our capacity to borrow and invest could slow down growth in subscribers and revenue.

     We are highly leveraged. Our high level of debt and limitations on our capacity to borrow and invest reduce our financial flexibility. This could reduce the amount of money available to develop our businesses and result in slower growth in subscribers and revenues than we plan. On a pro forma basis, including our January 2000 offering of senior notes and the completion of our acquisition of Eneco KabelTV and Telecom Group and SBS, as of December 31, 1999, we would have owed EURO 5.8 billion in consolidated debt. Although there can be no assurance that we will be successful in doing so, we may need in the future to seek significant additional financing which could result in our incurring significant additional indebtedness. See "--We may not be able to raise sufficient capital to fund our acquisitions strategy." Many of our unconsolidated subsidiaries and affiliates also have long- and short-term debt.

         As a subsidiary of UGC, we are restricted by the terms of UGC's debt instruments in additional to our own test instruments. We have agreed with UGC not to take any action that would result in a breach of these terms. This limits our ability to incur more debt and issue certain preferred stock. Our freedom to invest in entities that we do not control is also limited. Even if we do not cause a breach of the terms of UGC's debt securities, a breach that is caused by UGC or one of its other subsidiaries could still restrict us from incurring more debt or taking other actions.

Failure to raise necessary capital could hinder our acquisitions strategy and restrict the development of our network and the introduction of new services.

         We will need to raise more capital in the future to fund our acquisitions strategy, continue to develop our network and introduce new services. We may raise further capital by selling assets, issuing debt or equity or borrowing funds. We are not sure whether we will be able to raise capital through any of these or other methods. If we cannot raise capital, we may not be able to grow by acquiring systems as we intend. Further, we may not be able to develop our network, including building a digital distribution platform, and introduce new services as planned.

         Technological change may make further upgrades necessary if our operating companies are to compete effectively in their markets and continue introducing new and enhanced services. Failure to upgrade our operating systems or make other planned capital expenditures could harm our operations and competitive position.

Our acquisitions strategy involves significant risks.

         A key element of our growth strategy is to continue to acquire systems, and to increase the percentage we own in some systems in order to expand our coverage and implement our branded package of video, voice and Internet/data offerings. We are often and currently are engaged in discussions or negotiations regarding the acquisition of businesses and systems, some potentially significant in relation to our size. Our acquisitions strategy is accompanied by several challenges including:

         o Identifying appropriate acquisitions. Our growth may suffer if we are not able to identify and acquire cable/telephone systems that are either near our existing networks or are large enough to serve as the basis for expanded operations.

         o Completing acquisitions. We may not be able to satisfy conditions that sellers of networks may demand in order to close acquisitions. In addition, there may be significant legal, regulatory and contractual issues in connection with acquisitions, such as change of control provisions in licenses and agreements, that could delay or prevent completion.

         o Entering into new markets. If we consummate acquisitions in markets in which we have not previously operated, we will have no prior experience in dealing with local regulators or with local market conditions.

         In addition, our acquisitions strategy may expose us to the risk of unanticipated expenditures. At the time of closing any new acquisition, we may waive conditions to closing, either because we believe that the condition will be satisfied in the future or because we believe an unsatisfactory resolution would not materially adversely affect us and our subsidiaries as a whole. For example, although we normally negotiate customary warranty protection when acquiring new systems, we may be liable for disclosed or undisclosed liabilities, or we may have to incur greater capital expenditures than we intended, in relation to a particular acquisition. There is a risk that our beliefs in some of these instances will prove to be incorrect.

We cannot be certain that we will be successful in integrating acquired businesses with our existing businesses.

         Our success depends, in part, upon the successful integration of our new acquisitions and any future acquisitions we make. Although we believe that the consummation of our new acquisitions will result in significant benefits and synergies, the integration of these businesses will also present significant challenges, including:

         o realizing economies of scale in interconnection, programming and network operations, and eliminating duplicate overheads; and

         o    integrating networks, financial systems and operational systems.

We cannot assure you, with respect to either our new acquisitions or future acquisitions, that we will realize any anticipated benefits or will successfully integrate any acquired business with our existing operations.

Adverse regulation of our video services could limit our revenues and growth plans and expose us to various penalties.

         In most of our markets, regulation of video services takes the form of price controls and programming content restrictions. Also, in The Netherlands and Austria, local municipalities have contractual rights that restrict our flexibility to increase prices, change programming and introduce new services. In addition, laws in Belgium may require us to obtain special authorization for distributing programming from non-European Union sources (which we are currently distributing without such authorization), and to distribute certain digital multiplexed programming (which we are not distributing). In Israel, our subscription fees and program offerings are restricted by franchise agreements and are subject to review by governmental agencies, including the Restrictive Trade Practices Tribunal. We are subject to pending claims in Israel alleging that we have engaged in certain unlawful acts, including violation of our cable television franchise agreements. @Entertainment, our Polish operating company, is currently operating in certain areas without the necessary permits. Failure to obtain these permits could lead to governmental orders requiring @Entertainment to stop operating in those areas, the imposition of monetary penalties, and forfeiture of our cable networks. Poland also has restrictions with respect to rights to install and operate cable television and DTH broadcasting networks by entities in which foreign ownership exceeds certain limits and in which the majority of governing bodies are not Polish citizens residing in Poland. @Entertainment may not be deemed to be in full compliance with these or other restrictions or regulations. In addition, @Entertainment's permits could be revoked or limited in scope upon a direct or indirect change of control of PTK Operator Sp.z o.o. There is a risk that our acquisition of @Entertainment constituted an indirect change of control of PTK Operator Sp.zo.o.

Regulation may increase the cost of offering Internet/data services and slow demand.

         The Internet access business has, to date, not been materially restricted by regulation in our markets. The legal and regulatory environment of Internet access and electronic commerce is uncertain, however, and may change. New laws and regulations may be adopted for Internet service offerings. Existing laws may be applied to the new forms of electronic commerce. Uncertainty and new regulation could increase our costs. It could also slow the growth of electronic commerce on the Internet significantly. This could delay growth in demand for our Internet/data services and limit the growth of our revenues. New and existing laws may cover issues such as:

         o        user privacy,
         o        pricing controls,
         o        consumer protection,
         o        cross-border commerce,
         o        libel and defamation,
         o        copyright and trademark infringement,
         o        pornography and indecency, and
         o other claims based on the nature and content of Internet materials.

Low demand, competition, unplanned costs, regulation and difficulties with interconnection could hinder the profitability of our telephone services.

         Our telephone services may not become profitable for a number of reasons. Customer demand could be low, or we may encounter competition and pricing pressure from incumbent and other telecommunications operators. Our network upgrade may cost more than planned. In addition, our operating companies need to obtain and retain licenses and other regulatory approvals for our existing and new services. They may not succeed. Furthermore, our operating systems need to interconnect their networks with those of the incumbent telecommunications operators in order to provide telephone services. Problems in negotiating interconnection agreements could delay the introduction or impede the profitability of our telephone services. Not all of our systems have interconnection agreements in place, and interconnection agreements have limited duration and may be subject to regulatory and judicial review. We are negotiating interconnection agreements for our planned telephone markets that do not yet have them. This may involve time-consuming negotiations and regulatory proceedings. While incumbent telecommunications operators in the European Union are required by law to provide interconnection, incumbent telecommunications operators may not agree to interconnect on a time scale or on terms that will permit us to offer profitable telephone services. After interconnection agreements are concluded, we remain reliant upon the good faith and cooperation of the other parties to these agreements for reliable interconnection. We are currently involved in a dispute with the Austrian telecommunications operator in the Austrian courts over our interconnection arrangement there.

The complexities of the operating systems we need to develop for our new services could increase their costs and slow their introduction.

         We only recently began to offer local telephone and advanced Internet/data services. We may not have planned for or be able to overcome all of the problems in introducing these new services. Our new services may not meet our financial expectations. This would impede our planned revenue growth and harm our financial condition.

         The new services involve many operating complexities. We will need to develop and enhance new services, products and systems, as well as marketing plans to sell the new services. For example, we intend to introduce a comprehensive new billing system to support our new telephone and Internet/data businesses. Until then, however, we plan to employ enhanced versions of our existing customer care and billing systems for these services. Problems with the existing or new systems could delay the introduction of the new services, increase their costs, or slow successful marketing. These complexities and others may cause the new services not to meet our financial expectations. This could impede our planned revenue growth and harm our financial condition.]

The success of our new telephone and Internet/data services depends on whether we continue to achieve technological advances.

         Technology in the cable television and telecommunications industry is changing very rapidly. These changes influence the demand for our products and services. We need to be able to anticipate these changes and to develop successful new and enhanced products quickly enough for the changing market. This will determine whether we can continue to increase our revenues and the number of our subscribers and be competitive.

         We have introduced new services, including:

         o    additional video channels and tiers,

         o pay-per-view services with frequent starting times, which are known as "impulse" pay-per-view,

         o high speed data and Internet access services, and cable telephone services.

         The technologies used to provide these services are in operation in some of our systems as well as systems of other providers. However, we cannot be sure that demand for our services will develop or be maintained in light of other new technological advances.

Lack of necessary equipment could delay or impair the expansion of our new services.

         If we cannot obtain the equipment needed for our existing and planned services, our operating results and financial condition may be harmed. For example, a customer will need a digital set-top box to access the Internet or receive our other enhanced services through a television set. These boxes are being developed by several suppliers. If there are not enough affordable set-top boxes for subscribers, however, we may have to delay our expansion plans.

Inability to obtain the necessary programming could reduce demand for our services.

         Our success depends on obtaining or developing affordable and popular programming for our subscribers. We may not be able to obtain or develop enough competitive programming to meet our needs. This would reduce demand for our video services, limiting their revenues. We rely on other programming suppliers for most of our programming although we plan to commit substantial resources to obtaining and developing new programming. We expect to seek partners for this. We may not, however, find appropriate partners, obtain necessary broadcasting licenses or successfully implement our programming plans.

European use of the Internet, electronic commerce and other bandwidth intensive applications may not increase as we expect.

         Our business plan assumes that Western European use of the Internet, electronic commerce and other bandwidth intensive applications will increase substantially in the next few years, in a manner similar to the increased use in the United States in the past few years. Our business plan assumes a less rapid increase in Eastern Europe. If the use of applications requiring intensive bandwidth does not increase in Europe as anticipated, chello broadband and other services involving managed bandwidth could be materially lower than we currently anticipate. Reduced demand for our services may have a negative effect on our pricing and our financial condition.

Increased competition in video services could reduce our revenues.

         The cable television industry in many of our markets is competitive and changing rapidly. Competition could result in the loss of our customers and a decrease in our revenues. We expect that competition will increase with new entrants who use multi-channel television technologies different from the technologies our cable systems use. These technologies may include DTH satellite services, private cable systems used by housing associations and multiple unit dwellings, and "wireless" cable transmitted by low frequency radio.

         We may also face competition from other communications and entertainment media companies. These could include incumbent telecommunications operators and providers of services over the Internet. In some franchise areas, our rights to provide video services are not exclusive. We currently compete with other cable operators and in the future may have to compete with additional cable operators.

The competitiveness of the telephone services and Internet/data services industries will make it difficult for our new services to enter the market.

         In the provision of our telephony and Internet/data services, we will face competition from incumbent telecommunications operators and other new entrants to these markets. Our telephony service also competes with wireless telephone carriers. In the provision of Internet/data services we also compete with companies that provide such services using traditional, low speed telephone lines, and we expect to face growing competition from Internet service providers that, like us, use higher-speed, higher-capacity cable modems and providers that use other broadband technologies, such as fiber, microwave, satellite and digital subscriber lines. Some of these competitors have more experience in providing these services than we have and others may be able to devote more capital to these services than we can.

         Developing a profitable telephone service will depend, among other things, on whether we can attract and retain customers, maintain competitive prices, and provide high quality customer care and billing services without incurring significant additional costs. Prices for long distance calls have decreased significantly in recent years and we expect them to continue to drop. Increased competition may also push prices down for local telephone services. Regulators may make incumbent telecommunications operators lower their rates or increase their pricing flexibility. Because these are our principal competitors, this could force us to lower our rates to remain competitive.

Foreign currency exchange rate fluctuations may cause financial losses.

         Changes in foreign currency exchange rates can reduce the value of our assets and revenues and increase our liabilities and costs. In general, neither we nor our operating companies try to reduce our exposure to these exchange rate risks by using hedging transactions. We may therefore suffer losses solely as a result of exchange rate currencies. In each country, our operating companies attempt to match costs, revenues, borrowings and repayments in their local currencies. Nonetheless, they have had to pay for a lot of equipment in currencies other than their own. They may continue to be required to do so. On an aggregate basis, as of December 31, 1999, pro forma for our January 2000 senior note offering, including the effect of the cross-currency swaps entered into in July, October 1999 and January 2000, about 39.7% of our consolidated debt was denominated in currencies outside of the European Monetary Union. At the UPC level, the value of our investment in an operating company outside the euro "zone" is affected by the exchange rate between the euro and the local currency of the operating company.

We will continue to be controlled by UGC, whose interests may be different from those of other shareholders.

         UGC owns about 54.8% of our outstanding ordinary shares A and all of our priority shares. As a result, United is able to control the election of all but two of the members of our Supervisory Board. Philips has had the right to appoint one member since UGC acquired 50% of us from Philips in 1997. In addition, the Discount Group, our partner in our Israeli system, has a contractual right to appoint one director although they have not yet exercised this right. UGC will be able to determine the outcome of almost all corporate actions requiring the approval of our shareholders. Thus, UGC will continue to control substantially all of our business affairs and policies. The priority shares give UGC additional approval rights over certain of our actions.

         Our Supervisory Board has the power to approve transactions in which UGC has an interest. This power is subject to directors' fiduciary duties to our other shareholders. Nonetheless, conflicts may arise between the interests of UGC and our other shareholders. For example, UGC could cause us to provide financial resources to our shareholders. This could limit our current strategy of investing in our new businesses.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        We caution you that, in addition to the historical financial information included herein, this prospectus includes and incorporates by reference certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Litigation Reform Act") that are based on management's beliefs, as well as on assumptions made by and information currently available to management. These forward-looking statements may include statements concerning our plans, objectives and future economic prospects, expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These forward-looking statements involve both known and unanticipated risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from what we say or imply with the forward-looking statements. These factors include, among other things, changes in television viewing preferences and habits by our subscribers and potential subscribers, their acceptance of new technology, programming alternatives and new video services we may offer. They also include our ability to complete announced transactions and to manage and grow our newer telephone and Internet/data services. These forward-looking statements apply only as of the time of this prospectus and we have no obligation or plans to provide updates or revisions to these forward-looking statements or any other changes in events or circumstances on which these forward-looking statements are based.

                               THE EXCHANGE OFFER

Purpose of the exchange offer

     On January 20, 2000, we privately placed $300,000,000 11 1/2% Senior Notes due 2010, $600,000,000 11 1/4% Senior Notes due 2010, (Euro)200,000,000 11 1/4%
Senior Notes due 2010 and $1,000,000,000 13 3/4% Senior Discount Notes due 2010. Simultaneously with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes. Under the registration rights agreement, we agreed to file a registration statement regarding the exchange of the old notes for notes with terms identical in all material respects. We also agreed to use our reasonable best efforts to cause that registration statement to become effective with the SEC.

    We issued the old notes as global securities. When we issued the old dollar denominated notes, we deposited them with Citibank, N.A., as custodian. Citibank, N.A. issued a certificateless depositary interest in the dollar denominated notes, which represents a 100% interest in the dollar denominated notes, to DTC. Beneficial interests in the dollar denominated notes, which direct or indirect participants in DTC hold through the certificateless depositary interest, are shown on records that DTC maintains in book-entry form.

    When we issued the old euro denominated notes, we deposited them with Morgan Guaranty Trust Company of New York as operator of the Euroclear System and Cedelbank, as common depositary. Security entitlements with respect to the euro denominated notes are shown on records in book-entry form that Euroclear, Cedelbank or your securities intermediary maintain.

    We are conducting the exchange offer to satisfy our contractual obligations under the registration rights agreement. The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act. As a result, the new notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the old notes. The old notes provide that, if a registration statement relating to the exchange offer has not been filed by January 27, 2000, declared effective by April 27, 2000 and consummated within 45 days after the effective date of the registration statement, we will pay liquidated damages on the old notes. Upon the completion of the exchange offer, you will not be entitled to any liquidated damages on your old notes or any further registration rights under the registration rights agreement, except under limited circumstances. The exchange offer is not extended to holders of old notes in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

    In this section entitled "The Exchange Offer," the term "holder" means any person whose old notes are held of record by DTC, Euroclear or Cedelbank and who wants to deliver these old notes by book-entry transfer.

Terms of the exchange offer

    The expiration date of the exchange offer is 12:00 p.m., New York City time (5:00 p.m., London time), on May , 2000 unless we extend the exchange offer.

    The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes.

    You do not have any appraisal or dissenters' rights in the exchange offer. If you do not tender old notes or you tender old notes that we do not accept, your old notes will remain outstanding. Any old notes will be entitled to the benefits of the indenture under which they were, and the new notes will be, issued. The old notes will not, however, be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See "Risk Factors--You may have difficulty selling any notes that you do not exchange" for more information regarding notes outstanding after the exchange offer.

   After the expiration date, we will return to you any tendered old notes that we did not accept for exchange.

   You will not have to pay brokerage commissions or fees or transfer taxes for exchanging your notes if you follow the instructions in the letter of transmittal. We will pay the charges and expenses, other than those taxes described below, in the exchange offer. See "--Fees and expenses" below for further information regarding fees and expenses.

   Neither UPC nor UPC's board of directors recommends that you tender or not tender old notes in the exchange offer. In addition, UPC has not authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if so, the aggregate amount of old notes to tender.

   We have the right, in accordance with applicable law, at any time:

    .  to delay the acceptance of the old notes;

    . to terminate the exchange offer if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

    . to extend the expiration date of the exchange offer and keep all old notes tendered other than those notes properly withdrawn; and

    .  to waive any condition or amend the terms of the exchange offer.

   If we materially change the exchange offer, or if we waive a material condition of the exchange offer, we will promptly distribute a prospectus supplement to you disclosing the change or waiver. We also will extend the exchange offer if required by Rule 14e-1 under the Securities Exchange Act of 1934.

   If we exercise any of the rights listed above, we will promptly give written notice of the action to the exchange agent, as described below under "--Exchange agent", and we will issue a release to appropriate news agencies. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time in the case of dollar denominated notes, or 9:00 a.m., London time in the case of euro denominated notes, on the next business day after the previously scheduled expiration date.

Acceptance of old notes for exchange, and issuance of new notes

   UPC will issue to the exchange agent new notes for old notes tendered and accepted and not withdrawn promptly after the expiration date. The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

   UPC will be deemed to have exchanged old notes validly tendered and not withdrawn when it gives written notice to the exchange agent of their acceptance. The exchange agent is an agent for UPC for receiving tenders of old notes, letters of transmittal and related documents. If UPC for any reason:

    .  delays the acceptance or exchange of any old notes, or

    .  extends the exchange offer, or

    .  is unable to accept or exchange notes,

then the exchange agent may, on behalf of UPC and subject to Rule 14e-1(c) under the Exchange Act, retain tendered notes. Old notes that the exchange agent retains may not be withdrawn, except according to the withdrawal procedures outlined below in "--Withdrawal rights."

   In tendering old notes, you must warrant in the letter of transmittal or in an agent's message, which is described below, that:

    . you have full power and authority to tender, exchange, sell, assign and transfer old notes,

    . UPC will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances, and

    . the old notes tendered for exchange are not subject to any adverse claims or proxies.

    You also must warrant and agree that you will, upon request, execute and deliver any additional documents that UPC or the exchange agent requests to complete the exchange, sale, assignment, and transfer of the old notes.

Procedures for Tendering Old Notes

    To tender outstanding notes in the exchange offer, the registered holder of the notes must transfer such outstanding notes into the exchange agent's account in accordance with DTC's ATOP procedures or Euroclear's or Cedalbank's standard transfer procedures.

    In lieu of delivering a letter of transmittal to the exchange agent, a computer-generated message, in which the holder of the outstanding euro notes acknowledges and agrees to be bound by the terms of the letter of transmittal, must be transmitted by DTC, Euroclear or Cedelbank, as the case may be, on behalf of a holder and received by the exchange agent prior to 12:00 p.m., New York City time (5:00 p.m., London time), on the expiration date.

    The tender by a holder of outstanding notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

    No letter of transmittal should be sent to us.

    Only a registered holder of outstanding notes may tender outstanding notes in the exchange offer.

    Any beneficial holder whose outstanding notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

 Determination of Validity

    All the questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion, which determinations will be final and binding. We reserve the absolute right to reject any and all outstanding notes not validly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Neither us, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes nor shall any of them incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holder of such outstanding notes unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In addition, we reserve the right in our sole discretion to

      (a) purchase or make offers or any outstanding notes that remain outstanding subsequent to the expiration date, or to terminate the exchange offer and

      (b) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

    By tendering, each holder of outstanding notes will represent to us that, among other things, the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder, that neither the holder nor any other person has an arrangement or understanding with any person to participate in the distribution of the exchange notes and that neither the holder nor any such other person is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act.

 Withdrawal of Tenders

    Except as otherwise provided herein, tenders of outstanding notes may be withdrawn at any time prior to 12:00 p.m., New York City time (5:00 p.m., London time),on the expiration date unless previously accepted for exchange.

    To withdraw a tender of outstanding notes in the exchange offer, a notice of withdrawal must be transmitted by DTC, Euroclear or DTC, Cedelbank, as the case may be, and received by the exchange agent, in accordance with the standard operating procedures of DTC, Euroclear or Cedelbank, as the case may be, on behalf of a holder, prior to 12:00 p.m., New York City time (5:00 p.m., London time), on the expiration date and prior to acceptance for exchange thereof by us. Any such notice of withdrawal must

      (1) specify the name of the person having deposited the outstanding notes to be withdrawn,

      (2) identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes, and

      (3) be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, or be accompanied by documents of transfers sufficient to permit the trustee with respect to the outstanding notes to register the transfer of such outstanding notes into the name of the depositor withdrawing the tender.

    All questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly tendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be tendered by following one of the procedures for tendering described above at any time prior to the expiration date.

Exchange Agent

    Citibank, N.A., the trustee under the indentures, has been appointed as exchange agent for the exchange of the outstanding notes. Questions and requests for assistance relating to the exchange of the outstanding notes and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed at Citibank Global Agency and Trust Services, telephone (44-171) 508-3839.

Resales of new notes

    Based on the staff of the SEC's letters to other parties, we believe that holders of new notes, other than broker-dealers, can offer the new notes for resale, resell and otherwise transfer the new notes without delivering a prospectus to prospective purchasers. However, you must acquire the new notes in the ordinary course of business and have no intention of engaging in a distribution of the new notes, as a "distribution" is defined by the Securities Act. We are exchanging the old notes for new notes in reliance upon the staff of the SEC's position, set forth in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties.

    If you are an "affiliate" of UPC or you intend to distribute new notes, or if you are a broker-dealer who purchased old notes from UPC to resell pursuant to Rule 144A or any other available exemption under the Securities Act, you:

    . cannot rely on the staff's interpretations in the above mentioned interpretive letters;

    .  cannot tender old notes in the exchange offer; and

    . must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the old notes, unless the sale is exempt.

    In addition, if you are a broker-dealer who acquired old notes for your own account as a result of market-making or other trading activities and you exchange the old notes for new notes, you must deliver a prospectus with any resales of the new notes.

    If you want to exchange your old notes for new notes, you will be required to affirm that you:

    .  are not an "affiliate" of UPC;

    .  are acquiring the new notes in the ordinary course of your business;

    . have no arrangement or understanding with any person to participate in a distribution of the new notes, within the meaning of the Securities Act; and

    . are not a broker-dealer, are not engaged in, and do not intend to engage in, a distribution of the new notes, within the meaning of the Securities Act.

    In addition, we may require you to provide information regarding the number of "beneficial owners" of the old notes within the meaning of Rule 13d-3 under the Exchange Act. Each broker-dealer that receives new notes for its own account must acknowledge that it acquired the old notes for its own account as the result of market-making activities or other trading activities. Each broker-dealer must further agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the staff's position in interpretive letters issued to third parties, we believe that broker-dealers who acquired old notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the new notes with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy such requirements. We have agreed that a broker-dealer may use this prospectus for a period ending six months after the expiration date of the exchange offer. You should read the section entitled "Plan of Distribution" for further information about the use of this prospectus by broker-dealers. A broker-dealer intending to use this prospectus in the resale of new notes must notify us, on or prior to the expiration date, that it is a participating broker-dealer. This notice may be given in the letter of transmittal or may be delivered to the exchange agent. Any participating broker-dealer who is an "affiliate" of UPC may not rely on the staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling new notes.

    Each participating broker-dealer exchanging old notes for new notes agrees that, upon receipt of notice from UPC:

      . that any statement contained or incorporated by reference in this prospectus makes the prospectus untrue in any material respect, or

      . that this prospectus omits to state a material fact necessary to make the statements contained or incorporated by reference in this prospectus, in light of the circumstances under which they were made, not misleading, or

      . on the occurrence of other events specified in the registration rights agreement,

the participating broker-dealer will suspend the sale of new notes.

    Each participating broker-dealer agrees not to resell the new notes until:

      . UPC has amended or supplemented this prospectus to correct the misstatement or omission and UPC furnishes copies of the amended or supplemented prospectus to the participating broker-dealer, or

      . UPC gives notice that the sale of the new notes may be resumed.

    If UPC gives notice suspending the sale of new notes, it shall extend the six month period during which this prospectus may be used by a participating broker-dealer by the number of days between the date UPC gives notice of suspension and the date participating broker-dealers receive copies of the amended or supplemented prospectus or the date UPC gives notice resuming the sale of new notes.

FEES AND EXPENSES

    We will pay the exchange agent's fees for their services and out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of- pocket expenses for sending copies of this prospectus and related documents to holders of old notes, and for handling or tendering for their customers.

    We will pay the transfer taxes for the exchange of the old notes in the exchange offer. If, however, new notes are delivered to or issued in the name of a person other than the registered holder, or if a transfer tax is imposed for any reason other than for the exchange of old notes in the exchange offer, then the tendering holder will pay the transfer taxes. If a tendering holder does not submit satisfactory evidence of payment of taxes or exemption from taxes with the letter of transmittal, the taxes will be billed directly to the tendering holder.

    We will not make any payment to brokers, dealers or other nominees soliciting acceptances in the exchange offer.

ACCOUNTING TREATMENT

    The new notes will be recorded at the same carrying value as the old notes. Accordingly, UPC will not recognize any gain or loss on the exchange for accounting purposes.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. The net proceeds from the sale of the old notes to the initial purchasers was approximately
EURO 1.5 billion ($1.6 million), less fees and expenses. We used the net proceeds to fund a portion of the new acquisitions, and for working capital, other general corporate purposes and acquisitions.

                                 CAPITALIZATION

     The following table sets forth, on a consolidated basis, our non-restricted cash and cash equivalents, short-term and long-term debt and equity capitalization as of December 31, 1999, to reflect (1) our offering of senior notes and discount notes in January 2000 and the related swap agreement, (2) the use of the net proceeds from our offering of senior notes and discount notes in January 2000, (3) our acquisition of Eneco and (4) our tender offer for SBS.

    The table should be read in conjunction with our audited consolidated financial statements, the notes and supplements thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our "Unaudited Pro Forma Condensed Consolidated Financial Data," all of which are incorporated by reference.

                                                       As of December 31, 1999
                                                      --------------------------
                                                         Actual       Adjusted
                                                      -------------  -----------
Non-restricted cash and cash equivalents..............   1,025,460       278,977
                                                      =============  ===========
Short-term debt:

Stjarn seller's note..................................      99,378        99,378
Stjarn facilities.....................................      39,088        39,088
A2000 facility........................................      20,447        20,447
Other.................................................       4,328        10,879
Current portion of long-term debt.....................      50,291        61,839
                                                      -------------  -----------
          Total short-term debt.......................     213,532       231,631
                                                      =============  ===========
Long-term debt:

UPC January 2000 senior notes and discount notes......           -     1,618,110
UPC July 1999 senior notes and discount notes.........   1,473,840     1,473,840
UPC October 1999 senior notes and discount notes......     985,739       985,739
UPC senior credit facility............................     357,482       357,482
PCI discount notes....................................      16,355        16,355
@Entertainment discount notes.........................     267,955       267,955
New Telekabel facility................................     255,263       255,263
CNBH facility.........................................     121,556       121,556
A2000 facilities......................................     207,831       207,831
Mediaresaux facility..................................      44,912        44,912
RCF facility..........................................      31,654        31,654
Rhone Vision Cable credit facility....................      60,979        60,979
Videopole facility....................................       7,704         7,704
Monor facility........................................      33,280        33,280
Bank and other loans..................................      38,860        72,304
                                                      -------------  -----------
                                                         3,903,410     5,554,964
                                                      =============  ===========

Shareholders' equity:

Priority stock........................................           -             -
Ordinary stock........................................     435,605       453,459
Additional paid-in capital............................   2,371,951     3,672,677
Deferred compensation.................................     (47,425)      (47,425)
Accumulated deficit...................................  (1,114,219)   (1,114,219)
Other cumulative comprehensive income ................     374,288       374,288
                                                      -------------  -----------
          Total shareholders' equity .................   2,020,200     3,338,780
                                                      -------------  -----------
          Total captalization.........................   5,923,610     8,893,744
                                                      =============  ===========

                            DESCRIPTION OF THE NOTES

     The 11 1/2% Senior Notes due 2010 (the "11 1/2% Senior Notes due 2010") were issued pursuant to an indenture (the "11 1/2% Senior Notes due 2010 Indenture") dated as of January 20, 2000, by and among United Pan-Europe Communications N.V. and Citibank N.A., as trustee (the "11 1/2% Senior Notes due 2010 Trustee"); the 11 1/4% Senior Dollar Notes due 2010 and the 11 1/4% Senior Euro Notes due 2010 (together the "11 1/4% Senior Notes due 2010" and together with the 11 1/2% Senior Notes due 2010, the "Senior Notes") were issued pursuant to an indenture (the "11 1/4% Senior Notes due 2010 Indenture" and together with the 11 1/2% Senior Notes due 2010 Indenture, the "Senior Notes Indentures") dated as of January 20, 2000, by and among United Pan-Europe Communications N.V. and Citibank N.A., as trustee (the "11 1/4% Senior Notes due 2010 Trustee" and together with the 11 1/2% Senior Notes due 2010 Trustee, the "Senior Notes Trustee"); and the Senior Discount Notes were issued pursuant to an indenture (the "Discount Notes Indenture" and together with the Senior Notes Indentures, the "Indentures") dated as of January 20, 2000, by and among United Pan-Europe Communications N.V. and Citibank N.A., as trustee (the "Discount Notes Trustee" and together with the Senior Notes Trustee, the "Trustees"). Although, for convenience, the 11 1/2% Senior Notes due 2010, the 11 1/4% Senior Notes due 2010 and the Senior Discount Notes are referred to as the "Notes," the 11 1/2% Senior Notes due 2010, the 11 1/4% Senior Notes due 2010 and the Senior Discount Notes will be issued each as a separate series and will not together have any class voting or other rights.

    The following summaries of certain provisions of the Indentures are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indentures.

    You can find the definitions of certain capitalized terms in this section under the subheading "- Certain Definitions." For purposes of this section, references to "Company," "we," "our," or "us" includes only United Pan-Europe Communications N.V. and not its Subsidiaries.

      The terms of the Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indentures and the TIA for a statement thereof. A copy of forms of the Indentures are available from the Company upon request.

      The following description is a summary of the material provisions of the Indentures. It does not restate the Indentures in their entirety. We urge you to read the Indentures because they, and not this description, define your rights as a Holder of the Notes.

    The terms of the notes to be issued in the exchange offer are identical in all material respects to the terms of the old notes, except for the transfer restrictions relating to the old notes. Any old notes that remain outstanding after the exchange offer, together with the notes issued under the same Indenture in the exchange offer, will be treated as a single class of securities under each indenture for voting purposes. When we refer to the term "Note" or "Notes", we are referring to both the old notes and the notes to be issued in the exchange offer .

Brief Description of the Notes

 Brief Description of the Notes

   The Notes

      The Notes are:

     o   our unsecured, general obligations;

     o ranked equally in right of payment with all of our existing and future unsubordinated and unsecured Indebtedness; and

     o ranked senior in right of payment to all of our existing and future Subordinated Indebtedness;

     Our operations are conducted through our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the Notes. The Notes will be effectively subordinated in right of payment to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) and preferred stock of our subsidiaries. Any right we have to receive assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors and preferred interest holders, except to the extent that we are recognized as a creditor of the subsidiary, in which case our claims would still be subordinate in right of payment to any security in the assets of the subsidiary and any indebtedness of the subsidiary senior to that held by us. The term "Subsidiaries" as used in this Description of the Notes does not include Unrestricted Subsidiaries. On a pro forma basis, assuming the completion of the acquisition of Eneco and the completion of the SBS tender offer, as of December 31, 1999, we would have owed EURO 5.8 billion in consolidated debt.

Principal, Maturity and Interest

   The Senior Notes

     The 11 1/2% Senior Notes due 2010, the 11 1/4% Senior Euro Notes due 2010 and the 11 1/4% Senior Dollar Notes due 2010 will be limited in aggregate principal amount to $300,000,000, 200,000,000 and $600,000,000, respectively, and will mature on February 1, 2010, February 1, 2010 and February 1, 2010, respectively. Interest on the 11 1/2% Senior Notes due 2010 and the 11 1/4% Senior Notes due 2010 will accrue at a rate of 11 1/2%, and 11 1/4% per annum, respectively, and will be payable semi-annually in arrears, on each February 1 and August 1 (each, an "Interest Payment Date"), commencing August 1, 2000, to the record holders thereof on each preceding January 15 and July 15 (each, a "Record Date"). Except as set forth below, interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 20, 2000. Interest will be computed on the basis of a 360-day year comprised of twelve 20-day months. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at a rate equal to the rate borne by the Senior Notes.

      Notwithstanding the foregoing paragraph, in the event that, at any time prior to 180 days following the Issue Date, the Company issues or sells, or offers or negotiates to issue or sell, for cash, any debt securities (other than debt securities convertible or exchangeable into Capital Stock of the Company) to qualified institutional buyers who, as a regular part of their business, purchase debt securities comparable to the Notes, the interest rate otherwise applicable to the Notes shall, on and after the date of such event, be increased by 25 basis points. Any amounts owing as a result of such increase shall be paid to holders of record as of the Record Payment Date next following any such event, on the immediately following Interest Payment Date. Upon the occurrence of such event, the Company shall cause promptly to be delivered a notice to Holders of the occurrence thereof and the amount to be paid to such holders of record on the next Interest Payment Date.

      A reference to payment of principal in respect of the Senior Notes includes a payment of premium, if any. For additional information concerning payments on the Senior Notes. See "--Payment on the Notes."

      We have appointed Citibank N.A. to serve as registrar and principal payin agent for the Senior Notes.

      We have applied to list the Senior Notes on the Luxembourg Stock Exchange. As long as the Senior Notes are listed on the Luxembourg Stock Exchange and as long as the rules of this exchange require, we will also maintain a paying agent and a transfer agent in Luxembourg.

      The Senior Notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 or 1,000, as the case may be, and in integral multiples of $1,000 or 1,000. No service charge will be made for any registration of transfer or exchange of the Senior Notes, but we may require payment to cover any transfer tax or similar governmental charge.

   The Senior Discount Notes

     The Senior Discount Notes will be limited in aggregate principal amount at maturity to $1,000,000,000, and will mature on February 1, 2010. Except as set forth below, the Accreted Value of the Senior Discount Notes will accrete at a rate of 13 3/4% per annum, until they reach their principal amount at maturity on February 1, 2005. Interest on the Senior Discount Notes will be payable in cash semi-annually in arrears, on each February 1 and August 1 (each, an "Interest Payment Date"), commencing August 1, 2005, to the record holders thereof on each preceding January 15 and July 15 (each, a "Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on overdue principal and (to the extent permitted by law) on overdue installments of interest will accrue at a rate equal to the rate borne by the Senior Discount Notes.

      Notwithstanding the foregoing paragraph, in the event that, at any time prior to 180 days following the Issue Date, the Company issues or sells, or offers or negotiates to issue or sell, for cash, any debt securities (other than debt securities convertible or exchangeable into Capital Stock of the Company) to qualified institutional buyers who, as a regular part of their business, purchase debt securities comparable to the Notes, the interest rate and rate of accretion of the Accreted Value otherwise applicable to the Notes shall be increased, on and after the date of such event, by 25 basis points. Upon the occurrence of such event, the Company shall cause promptly to be delivered a notice to Holders of the occurrence thereof. In the event that additional amounts are payable pursuant to this paragraph, the Accreted Value of the Senior Discount Notes will reach on February 1, 2005 a principal amount at maturity in excess of $1,000 per Senior Discount Note, but not in excess of $1,012 per Senior Discount Note.

      A reference to payment of principal or Accreted Value in respect of the Senior Discount Notes includes a payment of premium, if any. For additional information concerning payments on the Senior Discount Notes, see "--Payment on the Notes."

      We have appointed Citibank N.A. to serve as registrar and principal paying agent for the Senior Discount Notes.

      We have applied to list the Senior Discount Notes on the Luxembourg Stock Exchange. As long as the Senior Discount Notes are listed on the Luxembourg Stock Exchange and as long as the rules of this exchange require, we will also maintain a paying agent and a transfer agent in Luxembourg.

      The Senior Discount Notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 principal amount at maturity, and in integral multiples of $1,000 principal amount at maturity. No service charge will be made for any registration of transfer or exchange of the Senior Discount Notes, but we may require payment to cover any transfer tax or similar governmental charge.

Additional Amounts

      All payments made by us under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within The Netherlands, or within any other jurisdiction in which the Company is organized or engaged in business, unless we are required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If we are required to withhold or deduct any amount for or on account of Taxes (other than any estate, inheritance, gift, sales, excise, transfer, wealth, or personal property tax, or similar non-income tax based assessment or governmental charge) imposed by a Taxing Authority within (i) The Netherlands, (ii) any jurisdiction in which the Company is organized or engaged in business, or (iii) any other jurisdiction if payments on the Notes are made by the Company or any Affiliate or agent of the Company from within such jurisdiction, from any payment made under or with respect to the Notes, we will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction (including any withholding or deduction in respect of such Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder with respect to any Tax or portion thereof which would not have been imposed, payable or due:

      (1) but for the existence of any present or former connection between the Holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes) and The Netherlands or other jurisdiction in which the Company is organized or engaged in business other than the holding of the Notes;

      (2) but for the failure of the Holder to use its reasonable best efforts to comply upon written notice by us delivered 60 days prior to any payment date with a request by us to satisfy any certification, identification or other reporting requirements which shall include any applicable forms or instructions whether imposed by statute, treaty, regulation or administrative practice concerning the nationality or residence of the Holder or the connection of the Holder with The Netherlands or other jurisdiction in which we are organized or engaged in business; provided that the Holder's failure to comply with the 60 day requirement described above shall not relieve us of our obligation to pay Additional Amounts if the Holder's application for any requested certification, identification or other reporting requirement remains outstanding or is otherwise pending and the Holder continues to use its reasonable best efforts to obtain such information; provided, further, that we shall pay any Additional Amounts not paid on any payment date as a result of the operation of this clause upon the satisfaction of the relevant certification, identification or other reporting requirements within 30 days after such payment date; provided, further, that we shall not, as a result of such satisfaction occurring after the payment date, have already irrevocably paid to the relevant taxing authority the withheld or deducted amount in respect of which such Additional Amounts would have been payable;

      (3) but for the failure of the Holder (or the beneficial individual owner of, or individual ultimately entitled to obtain an interest in, such Notes) who is an individual citizen or resident of a member state of the European Union to comply with a written notice by us delivered 60 days prior to any payment date with a request by us to provide any certification, identification or other reporting requirement, whether imposed by statute, treaty, regulation or administrative practice, if such action would otherwise eliminate the requirement for the withholding or deduction of Taxes; or

      (4) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Notes had been the Holder of the Notes and would not be entitled to the payment of Additional Amounts (excluding the impact of the book-entry procedures described under "--Book-Entry Procedures").

      In addition, Additional Amounts will not be payable with respect to any Tax which is payable and so paid otherwise than by withholding or deduction from payments of, or in respect of principal of, Accreted Value of, premium on, or any interest or Liquidated Damages on, the Notes. We will remit the full amount of any withholdings or deductions for or on account of Taxes to the relevant Taxing Authority in accordance with applicable law. We will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. We will furnish to the Holders, within 60 days after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by us or, if such receipts are not obtainable, other evidence of such payments by us.

      At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if we will be obligated to pay Additional Amounts with respect to such payment, we will deliver to the respective Trustee an Officers' Certificate stating (i) the fact that such Additional Amounts will be payable, (ii) the amounts so payable and (iii) such other information necessary to enable the respective Trustee to pay such Additional Amounts to the Holders of Notes on the Interest Payment Date. Whenever in the Indentures or in this "Description of the Notes" there is mentioned, in any context, the payment of amounts based upon the principal amount or Accreted Value of the Notes or of Accreted Value, principal, premium, if any, interest or Liquidated Damages, if any, or of any other amount payable under or with respect to any of the Notes, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Optional Redemption

   The 11 1/2% Senior Notes due 2010

      We will not have the right to redeem any 11 1/2% Senior Notes due 2010 prior to February 1, 2005 (other than out of the Net Cash Proceeds of an Equity Offering of common stock, as described further below).

      At any time on or after February 1, 2005, we may redeem the 11 1/2% Senior Notes due 2010 for cash at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice to each Holder of Senior Notes due 2010, at the following redemption prices (expressed as percentages of principal amount thereof) if redeemed during the 12-month period commencing February 1 of the years indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the 11 1/2% Senior Notes due 2010 ("Redemption Date"):

                            11 1/2%
                            Senior
                          Notes due
Year                        2010
----
2005...................      107.260%
2006...................      104.840%
2007...................      102.420%
2008 and thereafter....      100.000%

     Prior to February 1, 2003, upon an Equity Offering of common stock for cash of the Company, up to 35% of the aggregate original principal amount of the 11 1/2% Senior Notes due 2010 issued pursuant to the 11 1/2% Senior Notes due 2010 Indenture may be redeemed at our option within 90 days after the date of the closing of such Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the 11 1/2% Senior Notes due 2010 to be redeemed, with cash in an amount not in excess of the Net Cash Proceeds of such Equity Offering, at a redemption price equal to 111.500% of the principal amount, in the case of the 11 1/2% Senior Notes due 2010, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate original principal amount of the 11 1/2% Senior Notes due 2010 originally issued pursuant to the 11 1/2% Senior Notes due 2010 Indenture remain outstanding and provided, further, that such redemption shall occur within 90 days after the date of the closing of such Equity Offering.

      If the Redemption Date hereunder is on or after an interest record date ("Record Date") on which the Holders of record have a right to receive the corresponding interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a 11 1/2% Senior Note due 2010 is registered at the close of business on such Record Date, and such Interest and Liquidated Damages, if any, will not be payable to Holders whose 11 1/2% Senior Notes due 2010 are redeemed pursuant to such redemption.

   The 11 1/4% Senior Notes due 2010

      We will not have the right to redeem any 11 1/4% Senior Notes due 2010 prior to their maturity on February 1, 2010 (other than out of the Net Cash Proceeds of an Equity Offering of common stock, as described in the next following paragraph).

     Prior to February 1, 2003, upon an Equity Offering of common stock for cash of the Company, up to 35% of the aggregate original principal amount of each of the 11 1/4% Senior Dollar Notes due 2010 and the 11 1/4% Senior Euro Notes due 2010 (determined separately) issued pursuant to the 11 1/4% Senior Notes due 2010 Indenture may be redeemed at our option within 90 days after the date of the closing of such Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the 11 1/4% Senior Notes due 2010 to be redeemed, with cash in an amount not in excess of the Net Cash Proceeds of such Equity Offering, at a redemption price equal to 111.250% of the principal amount, in the case of the 11 1/4% Senior Dollar Notes due 2010 and 111.250% of the principal amount in the case of the 11 1/4% Senior Euro Notes due 2010, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate original principal amount of the 11 1/4% Senior Dollar Notes due 2010 and the 11 1/4% Senior Euro Notes due 2010 (determined separately) originally issued pursuant to the 11 1/4% Senior Notes due 2010 Indenture remain outstanding and provided, further, that such redemption shall occur within 90 days after the date of the closing of such Equity Offering.

      If the Redemption Date hereunder is on or after a Record Date on which the Holders of record have a right to receive the corresponding interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a 11 1/4% Senior Note due 2010 is registered at the close of business on such Record Date, and such Interest and Liquidated Damages, if any, will not be payable to Holders whose 11 1/4% Senior Notes due 2010 are redeemed pursuant to such redemption.

   The Senior Discount Notes

      We will not have the right to redeem any Senior Discount Notes prior to February 1, 2005 (other than out of the Net Cash Proceeds of an Equity Offering of common stock, as described further below).

      At any time on or after February 1, 2005, we may redeem the Senior Discount Notes for cash at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice to each Holder of Senior Discount Notes, at the following redemption prices (expressed as percentages of Accreted Value thereof) if redeemed during the 12-month period commencing February 1 of the years indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

                             Senior
Year                     Discount Notes

2005...................          106.875%
2006...................          104.583%
2007...................          102.292%
2008 and thereafter....          100.000%

      Prior to February 1, 2003, upon an Equity Offering of common stock for cash of the Company, up to 35% of the aggregate original principal amount at maturity of the Senior Discount Notes issued pursuant to the Discount Notes Indenture may be redeemed at our option within 90 days after the date of the closing of such Equity Offering, on not less than 30 days, but not more than 60 days, notice to each such Holder of the Senior Discount Notes to be redeemed, with cash in an amount not in excess of the Net Cash Proceeds of such Equity Offering, at a redemption price equal to 113.75% of the Accreted Value thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate original principal amount at maturity of the Senior Discount Notes originally issued pursuant to the Discount Notes Indenture remains outstanding.

      If the Redemption Date hereunder is on or after an interest record date ("Record Date") on which the Holders of record have a right to receive the corresponding interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a Senior Discount Note is registered at the close of business on such Record Date, and such Interest and Liquidated Damages, if any, will not be payable to Holders whose Senior Discount Notes are redeemed pursuant to such redemption.

Redemption for Changes in Withholding Taxes

      The Notes will be subject to redemption in whole, but not in part, at our option at 100% of the principal amount or, in the case of the Senior Discount Notes, the Accreted Value thereof, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, if a Tax Event has occurred and is continuing. Prior to the publication of any notice of redemption as a result of a Tax Event, we shall be required to deliver to the respective Trustee (i) an Officer's Certificate stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective), describing the facts leading thereto and stating that we cannot avoid the requirement to pay Additional Amounts by taking reasonable measures available to us and (ii) an opinion of counsel reasonably acceptable to the respective Trustee to the effect that we are or will become obligated to pay Additional Amounts as a result of such change or amendment.

Mandatory Redemption

      The Notes will not have the benefit of any sinking fund and we will not be required to make any mandatory redemption payments with respect to the Notes.

Selection and Notice

      In the case of a partial redemption, the respective Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 or 1,000, as applicable, only.

      Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the registrar for the Company. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount (principal amount at maturity, in the case of the Senior Discount Notes) equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue (and, if applicable, the Accreted Value of the Senior Discount Notes will cease to increase) on the Notes or portions thereof called for redemption, unless we default in the payment thereof.

      If the Notes are listed on the Luxembourg Stock Exchange the Company will publish a redemption notice in a daily newspaper with general circulation in Luxembourg (which, for as long as the Notes are traded on the Luxembourg Stock Exchange, is expected to be the Luxemburger Wort).

Certain Covenants

      Repurchase of Notes at the Option of the Holder Upon a Change of Control

      The Indentures will provide that in the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by us (the "Change of Control Offer"), to require us to repurchase all or any part of such Holder's Notes (provided that the principal amount of such Notes must be $1,000 (or 1,000, as applicable) or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price equal to, in the case of the Senior Notes, 101% of the principal amount thereof, and in the case of the Senior Discount Notes, 101% of the Accreted Value thereof (in each case, the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

      The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, we shall promptly purchase all Notes properly tendered in response to the Change of Control Offer.

      As used herein, a "Change of Control" means any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of our assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), either (A) any "person" or "group" (other than the Parent or any of the Principals) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power of all classes of our securities in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities and such "person" or "group" beneficially owns (after giving effect to such transaction) a greater percentage of the total voting power than is at that time beneficially owned by Parent and the Principals (in the aggregate) and none of the Parent nor any of the Principals has the right or ability by voting power, contract or otherwise to elect or nominate for elections a majority of our Supervisory Board, or (B) the Continuing Directors cease for any reason to constitute a majority of the Supervisory Board of the Company then in office or (C) we adopt a plan of liquidation (other than a plan of liquidation as a consequence of which (1) the Parent and the Principals (in the aggregate) beneficially own at least the same percentage of voting power after the consummation of such plan as before or otherwise retain the right or ability, by voting power, to control the Person that acquires the proceeds of such liquidation and (2) the Person that acquires the substantial majority of the proceeds of such liquidation shall have assumed by supplemental indenture the Company's obligations pursuant to the Indentures).

      As used in this covenant, "person" or "group" has the meaning given by Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable.

      On or before the Change of Control Purchase Date, we will:

      (1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

      (2) deposit with the Paying Agent for us cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any,) of all Notes so tendered, and

      (3) deliver to the respective Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by us.

      The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any,) and the respective Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

      The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management.

      The phrase "all or substantially all" of our assets will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, no assurance can be given that we will be able to acquire Notes tendered upon the occurrence of a Change of Control.

      Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by us with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

      If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

      The Company will not be required to make an offer to purchase in connection with any series of Notes on a Change of Control Purchase Date, if, before the Change of Control occurs, it has exercised its right to redeem all of the Notes of such series, as described, above under "Optional Redemption" or "Redemption for Changes in Withholding Taxes."

      Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock

      The Indentures will provide that, except as set forth in this covenant, we will not, and will not permit any of our Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

      Notwithstanding the foregoing if:

      (1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness; and

      (2) on the date of such incurrence (the "Incurrence Date"), either (i) the Leverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would not exceed 7.0 to 1.0 (the "Debt Incurrence Ratio"), (ii) the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would not be less than 1.75 to 1.0, or (iii) after giving effect on a pro forma basis to such incurrence of Indebtedness, and, to the extent used to retire other Indebtedness, the use of proceeds therefrom, the amount of Indebtedness outstanding of the Company would not exceed 225% of the Consolidated Invested Equity Capital of the Company.

then we may incur such Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness).

      In addition, the foregoing limitations of the first paragraph of this covenant will not prohibit:

      (a) if no Event of Default shall have occurred and be continuing, the incurrence by us or our Subsidiaries of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (a) (plus any refinancing indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $400 million (or the equivalent thereof, at the time of incurrence, in the applicable foreign currencies);

      (b) the incurrence by us and our Subsidiaries of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any refinancing indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to 1 billion, minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to reduce permanently the outstanding amounts or the commitments with respect to such Indebtedness pursuant to the covenant "Limitation on Sale of Assets and Subsidiary Stock" or (2) assumed by a transferee in an Asset Sale;

      (c) the incurrence by any Subsidiary of Indebtedness if on the Incurrence Date either (1) the Leverage Ratio of such Subsidiary of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and to the extent set forth in the definition of Leverage Ratio, the use of proceeds thereof, would be no more than 7.0 to 1.0, or (2) the Consolidated Coverage Ratio of such Subsidiary for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be no less than 1.75 to 1.00, or (3) after giving effect on a pro forma basis to such incurrence of such Indebtedness, and, to the extent used to retire other Indebtedness, the use of proceeds therefrom, the amount of Indebtedness outstanding of such Subsidiary would not exceed 225% of the Consolidated Invested Equity Capital of such Subsidiary, provided in the case of each of clauses (c)(1), (2) and (3), the net proceeds therefrom are used in a Related Business of the Company or any affiliated company of the Company, and provided, further, that for the purposes of this clause (c) a Subsidiary may be a co-obligor or guarantor on such Indebtedness of another Subsidiary of the Company (A) if such co-obligor or guarantor Subsidiary owns (either directly or indirectly through one or more Subsidiaries of the Company) all or a portion of the Equity Interests of the Subsidiary of the Company that incurred such Indebtedness, (B) if all or a portion of the Equity Interests of such co-obligor or guarantor Subsidiary is owned (either directly or indirectly through one or more Subsidiaries of the Company) by the Subsidiary that incurred such Indebtedness or (C) if such co-obligor or guarantor Subsidiary owns (either directly or indirectly through one or more Subsidiaries of the Company) all or a portion of the business that will use the proceeds of such Indebtedness; and,

      (d) if no Event of Default shall have occurred and be continuing, the incurrence by Subsidiaries of the Company of Indebtedness pursuant to the Existing Agreements up to, but not in excess of the maximum applicable amounts of Indebtedness available for borrowing pursuant to the terms of each such Existing Agreement as in effect on the date of the Indenture; provided that in determining the maximum applicable amounts available, it shall be assumed that the Company satisfies any applicable conditions to borrowing.

      Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable.

      Upon each incurrence, we may designate pursuant to which provision of this covenant such Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

      Notwithstanding anything contained herein to the contrary, we will not, and will not permit any of our Subsidiaries to, incur any Indebtedness that is contractually subordinate to any other Indebtedness of the Company unless such Indebtedness is at least as subordinate to the Notes.

      Our ability to borrow and take other actions is significantly restricted by the debt instruments and other obligations of our Parent. Our ability to incur Indebtedness and take other actions we believe may be necessary or appropriate in the due course of our business will, therefore, not be wholly within our control (as limited by the Indentures and our other restrictive agreements). Investors in the Notes are cautioned to be familiar with the further material restrictions contained in our Parent's indentures, under which we are currently deemed to be a restricted subsidiary.

      Limitation on Restricted Payments

      The Indentures will provide that we will not, and will not permit any of our Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

      (1) a Default or an Event of Default shall have occurred and be continuing,

      (2) the Company is not permitted to incur at least $1.00 (or its foreign currency equivalent) of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or

      (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after July 30, 1999, would exceed, without duplication (and except to the extent otherwise credited pursuant to clause (g) of the definition of "Permitted Investment"), the sum of:

            (a)(i) the amount of the cumulative Consolidated EBITDA of the Company, if positive, less 150% of the cumulative Consolidated Fixed Charges of the Company, for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after July 30, 1999, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which consolidated financial statements of the Company are available, provided that such sum shall not be deemed to result in an amount less than zero for purposes of any calculation pursuant to this clause (3)(a)(i); or (ii) if such cumulative Consolidated EBITDA of the Company is zero or less, then the amount of such cumulative Consolidated EBITDA for such period; plus

            (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (other than (i) to a Subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange), after July 30, 1999, plus

            (c) to the extent that any Investment (other than a Permitted Investment) that was made after July 30, 1999 is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the amount of cash or Cash Equivalents received by the Company, but only to the extent of the lesser of (A) the cash or Cash Equivalents transferred as a return of capital with respect to such Investment and (B) the initial amount of such Investment (in either case, less the cost of disposition, if any); plus

            (d) in the event an Unrestricted Subsidiary is designated as a Subsidiary, an amount equal to fair market value, at such time, of the Investment of the Company and its Subsidiaries made after July 30, 1999, provided, however, that such amount shall not exceed the amount of Investments previously made in such Subsidiary that were counted as Restricted Payments pursuant to this covenant.

      The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

            (u) any dividend, distribution or payment of dividends on Disqualified Capital Stock permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock"; and

            (v) any repurchase by the Company of any shares of any class or options to acquire such shares from any current, future or former directors, officers or employees of the Company or any of its Subsidiaries or Affiliates, provided that the aggregate amount of all the repurchases made under this clause shall not exceed $10 million in any twelve-month period (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $14 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (1) the cash proceeds from the sale of Capital Stock of the Company to its supervisory board members, management board members or officers of the Company and its Subsidiaries that occurs after July 30, 1999, plus (2) the cash proceeds of key man life insurance policies received by the Company and its Subsidiaries after July 30, 1999;

and the foregoing clauses (1), (2) and (3) of the immediately preceding paragraph will not prohibit:

            (w) any dividend, distribution or other payments by any Subsidiary of the Company on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

            (x) a Qualified Exchange;

            (y) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions; or

            (z) the payment of dividends by the Company in cash or Qualified Capital Stock pursuant to the terms of any Parent Stock Instrument that is incurred or issued (as applicable) in compliance with the Indentures.

      The full amount of any Restricted Payment made pursuant to the foregoing clauses (u), (v), (w), (y) and (z), but not pursuant to clause (x) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

      For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of our Supervisory Board, unless stated otherwise, at the time made or returned, as applicable. Additionally, on the date of each Restricted Payment, we shall deliver an Officers' Certificate to the respective Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of the Indentures pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of the Indentures.

      Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

      The Indentures will provide that we will not, and will not permit any of our Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except:

      (a) restrictions imposed by the Notes or the Indentures or by other Indebtedness of the Company ranking pari passu with the Notes, provided that such restrictions are no more restrictive than those imposed by the Indentures and the Notes;

      (b)   restrictions imposed by applicable law;

      (c) restrictions under Indebtedness outstanding on July 30, 1999, including pursuant to the Credit Agreement;

      (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indentures or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition, and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

      (e) any such restriction or requirement imposed by Indebtedness incurred under the Credit Agreement pursuant to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," provided that such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of July 30, 1999;

      (f) with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

      (g) restrictions under Purchase Money Indebtedness not incurred in violation of the Indentures, provided that such restrictions relate only to the property financed with such Indebtedness;

      (h) with respect to any Subsidiary, restrictions contained in the terms of any Indebtedness incurred in compliance with the Indentures, or any agreement pursuant to which such Indebtedness was issued, if

            (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

            (B) the Company shall have reasonably determined that the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings, and

            (C) the Company shall have reasonably determined that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes; and

      (i) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c),
            (d), or (g), or this clause (i), of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

      Notwithstanding the foregoing, (a) customary provisions restricting subletting, assignment or transfer of any lease, license, conveyance, or similar document or instrument entered into in the ordinary course of business, consistent with industry practice and (b) any asset or property subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of the Indentures may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

      Limitation on Issuances of Guarantees by Subsidiaries

      Notwithstanding anything herein or in the Indentures to the contrary, if any Subsidiary of the Company guarantees any other Indebtedness of the Company (other than Indebtedness incurred pursuant to the Credit Agreement in accordance with the terms of the Indentures) ("Guaranteed Indebtedness") then such Subsidiary must become a Guarantor (a "Subsidiary Guarantor") of the Notes on a basis such that the Subsidiary's guarantee of the Notes shall stand in substantially the same relative ranking in right of payment to the guarantee of such other Indebtedness as the Notes stand in relative ranking to such other Indebtedness; provided that this paragraph shall not be applicable to any guarantee by any Restricted Subsidiary that (a) existed at the time such Person became a Subsidiary of the Company and (b) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

      The Guarantee of the Notes by a Subsidiary Guarantor shall be automatically released upon (i) the sale or other disposition of all or substantially all of the Company's and its Subsidiaries' beneficial interest in the Equity Interests or assets of such Subsidiary Guarantor, provided that thereafter such Subsidiary Guarantor shall cease to be a Subsidiary of the Company, (ii) the consolidation or merger of any such Subsidiary Guarantor with any Person other than the Company or a Subsidiary of the Company if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be a Subsidiary of the Company (and shall not be a Subsidiary of the successor to the Company), (iii) a Legal Defeasance, or (iv) the unconditional and complete release of such Subsidiary Guarantor from its Guarantee of all Guaranteed Indebtedness.

      Limitation on Liens Securing Indebtedness

      The Indentures will provide that we will not, and will not permit any of our Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the Indentures or upon any income or profits therefrom securing any Indebtedness of the Company, unless the Company provides, and causes its Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

      Limitation on Sale of Assets and Subsidiary Stock

      The Indentures will provide that we will not, and will not permit any of our Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of our or their property, business or assets (including by merger or consolidation in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

      (1)(a)the amount equal to the Net Cash Proceeds therefrom (the "Asset
            Sale Offer Amount") is applied (i) within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset Sale), after the date of such Asset Sale to the optional redemption of the Notes in accordance with the terms of the Indentures and other Indebtedness of the Company ranking pari passu in right of payment with the Notes and with similar provisions requiring the Company to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with original issue discount) of the Notes and such other Indebtedness then outstanding or (ii) within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset Sale), after the date of such Asset Sale to the repurchase of the Notes and such other Indebtedness ranking pro rata in right of payment with the Notes and with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with original issue discount) of the Notes and such other Indebtedness then outstanding (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset Sale), of such Asset Sale, or (iii) within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset Sale), to the repayment of Indebtedness then outstanding pursuant to the Credit Agreement or, if required by the terms of such Indebtedness, of Indebtedness issued by a Subsidiary of the Company (in respect of which Indebtedness the Company is not a direct or contingent obligor except by virtue of the Company's pledge of Equity Interests of, and other interests of or claim on, such Subsidiary or the Company's guarantee of such Subsidiary's Indebtedness to the extent, in either case, the recourse against the Company is limited to such Equity Interests or claim), or (b) within 360 days (1,825 days in the case of an Asset Sale resulting from the underwritten public sale of equity securities of chello broadband or 540 days in the case of any other Special Character Asset Sale), following such Asset Sale, the Asset Sale Offer Amount is invested in assets and property which in the good faith reasonable judgment of the Company will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or is used to make Permitted Investments in the Company or a Subsidiary of the Company (other than Cash Equivalents or securities of the Company or any Person controlling the Company except as permitted by the Indentures), provided that (i) 50% of the Net Cash Proceeds from Special Character Asset Sales and 100% of the net proceeds from any Asset Sale of an Investment made in reliance on clause (g) of the definition of "Permitted Investments" may be reinvested in any Permitted Investment (other than, in either case, Cash Equivalents or securities of the Company or any Person controlling the Company except as permitted by the Indentures) which in the good faith reasonable judgment of the Company will immediately constitute or be a part of a Related Business and (ii) 100% of the net proceeds from an Asset Sale constituting the sale of an Investment in any Person (excluding a Person that would be consolidated with the Company under GAAP and excluding Related Assets of the Company or any of its Subsidiaries) in which the Company or any of its Subsidiaries has an Equity Interest may be reinvested in Investments permitted by clause
            (e) or (f) of the definition of "Permitted Investments,"

      (2) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash, Cash Equivalents, Replacement Assets or the assumption of Indebtedness of a Subsidiary,

      (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect to, on a pro forma basis, such Asset Sale, and

      (4) in the case of a transaction or series of related transactions exceeding $15 million (or the foreign currency equivalent on the date of the transaction) of consideration to any party thereto, the Supervisory Board of the Company determines in its good faith reasonable judgment that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

      The Indentures will provide that an acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in 1(a)(i), (iii), or 1(b) above (the "Excess Proceeds") exceeds $50 million (or the foreign currency equivalent thereof), provided that, in the case of an Asset Sale by a Subsidiary of the Company that is not a Wholly Owned Subsidiary, only the Company's and its Subsidiaries' pro rata portion of such Net Cash Proceeds shall constitute Net Cash Proceeds subject to the provisions of this covenant. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount, plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may apply any remaining Net Cash Proceeds to any purpose consistent with the other provisions of the Indentures, and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of (2) above, total consideration received means the total consideration received for such Asset Sales, minus the amount of (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee, provided that the Company and the Subsidiaries are released from any obligation in connection therewith; and (b) property that within 30 days of such Asset Sale is converted into cash or Cash Equivalents, provided that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

      Notwithstanding, and without complying with, the provisions of this covenant:

      (1) the Company and its Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate and otherwise dispose of Cash Equivalents;

      (2) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of property, businesses, or assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation";

      (3) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable, and the Company and its Subsidiaries may replace personal property in the ordinary course of business so long as the replacement property is necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable, and sell or dispose of such replaced property in the ordinary course;

      (4) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of property, businesses, or assets to the Company or any of its Subsidiaries;

      (5) the Company and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind in the ordinary course of business or grant Liens not otherwise prohibited by the Indentures;

      (6) the Company and its Subsidiaries may exchange assets for property, businesses, or assets held by any Person (including by merger or consolidation in the case of a Subsidiary of the Company); provided that (a) property, businesses and assets, which in one or a series of related transactions exceeds $15 million in value, received by the Company or such Subsidiaries in any such exchange in the good faith reasonable judgment of the Supervisory Board of the Company will immediately constitute, be a part of, or be used in, a Related Business of the Company or such Subsidiaries, (b) the Supervisory Board of the Company has determined that the terms of any exchange, which in one or a series of related transactions exceeds $15 million in fair market value, are fair and reasonable, and (c) any cash or Cash Equivalents received by the Company or any Subsidiary in such exchange shall be treated as having been received as a result of an Asset Sale.

      All Net Cash Proceeds from an Event of Loss shall be used all within the period and as otherwise provided above in clause (1) of the first paragraph of this covenant.

      Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any applicable securities laws, rules, or regulations conflict with the provisions of this covenant, compliance by the Company or any of its subsidiaries with such laws, rules or regulations shall not in and of itself cause a breach of its obligations under this covenant.

      If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

       Limitation on Transactions with Affiliates

      The Indentures will provide that neither we nor any of our Subsidiaries will be permitted on or after the Issue Date to enter into any contract, agreement, arrangement or transaction with any Affiliate of the Company (an "Affiliate Transaction"), or any series of related Affiliate Transactions, other than Exempted Affiliate Transactions, (1) unless it is determined by the

Supervisory Board as evidenced by a Board Resolution that the terms of such Affiliate Transaction are fair and reasonable to us and no less favorable to us than could have been obtained in an arm's length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $15 million (or its foreign currency equivalent), unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the respective Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Supervisory Board of the Company that are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $15 million or $30 million if there are disinterested directors (or in each case its foreign currency equivalent), unless in addition we, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to us from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

       Limitation on Merger, Sale or Consolidation

      The Indentures will provide that the Company will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

      (1) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of The Netherlands or of the United States of America or any State or the District of Columbia, any member of the European Economic Area or Switzerland, and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indentures;

      (2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

      (3) unless such transaction is solely the merger of the Company and one of its previously existing Wholly Owned Subsidiaries and which transaction is not in connection with any other transaction, immediately after giving effect to such transaction, on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" or, if not, the Leverage Ratio would immediately thereafter be no greater than the Leverage Ratio immediately prior thereto; and

      (4) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this covenant, shall have by amendment to its Guarantee of the Notes confirmed that its Guarantee of the Notes shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and the Indentures.

      Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under the Indentures with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and the Indentures except with respect to any obligations that arise from, or are related to, such transaction.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      Limitation on Lines of Business

      The Indentures will provide that neither we nor any of our Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of our Supervisory Board, is a Related Business.

      Limitation on Status as Investment Company

      The Indentures will prohibit us and our Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

Reports

      The Indentures will provide that whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will deliver to the respective Trustee and to each Holder and to prospective purchasers of Notes identified to us, within 15 days after we are or would have been (if we were subject to such reporting obligations) required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if we were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

Events of Default and Remedies

      The Indentures will define an "Event of Default" as:

      (1) our failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

      (2) our failure to pay all or any part of the principal of, Accreted Value (as applicable) of, or premium on, if any, the Notes when and as the same becomes due and payable at maturity, or on redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable,

      (3) the failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Notes or the Indentures and, except for the provisions under "Repurchase of Notes at the Option of the Holder Upon a Change of Control," "Limitations on Sale of Assets and Subsidiary Stock," "Limitation on Merger, Sale or Consolidation" and "Limitation on Restricted Payments," the continuance of such failure for a period of 30 days after written notice is given to the Company by the respective Trustee or to the Company and the respective Trustee by the Holders of at least 25% in aggregate principal amount (principal amount at maturity in the case of the Senior Discount Notes) of the respective series of Notes outstanding,

      (4) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries,

      (5) a default in Indebtedness of the Company or any of its Subsidiaries with an aggregate amount outstanding in excess of $50 million (or its foreign currency equivalent) (a) resulting from the failure to pay principal at maturity or otherwise at the end of any applicable grace period for such payment pursuant to the original terms of such Indebtedness or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

      (6) final unsatisfied judgments not covered by insurance aggregating in excess of $50 million (or its foreign currency equivalent), at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days.

      If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4) above relating to the Company) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the respective Trustees or the Holders of at least 25% in aggregate principal amount (principal amount at maturity in the case of the Senior Discount Notes) of the respective class of Notes then outstanding, by notice in writing to us (and to the respective Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in clause (4), above, relating to the Company occurs, all principal, Accreted Value and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the respective Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal or Accreted Value of, premium, if any, and interest on the Notes which have become due solely by such acceleration and except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, have been cured or waived.

      Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, and except a Default in the payment of principal of or interest on any Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indentures relating to the duties of the respective Trustee, the respective Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request, order or direction of any of the Holders, unless such Trustee is indemnified and secured to its satisfaction. Subject to all provisions of the Indentures and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the respective Trustee, or exercising any trust or power conferred on the respective Trustee.

Legal Defeasance and Covenant Defeasance

      The Indentures will provide that we may, at our option and at any time prior to the Stated Maturity of the respective series of Notes, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the Notes, and the Indentures shall cease to be of further effect as to all outstanding Notes, except as to:

      (1) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust funds;

      (2) our obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

      (3) the rights, powers, trust, duties, and immunities of the respective Trustee, and our obligations in connection therewith; and

      (4)   the Legal Defeasance provisions of the Indentures.

      In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants under the Indentures ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes. We may exercise our Legal Defeasance option regardless of whether we previously exercised Covenant Defeasance.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

      (1) we must irrevocably deposit with the respective Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender (with respect to the Senior Dollar Notes), legal tender in the countries constituting the European Monetary Union (with respect to the Senior Euro Notes), U.S. Government Obligations (with respect to the Senior Dollar Notes), EEA Government Obligations (with respect to the Senior Euro Notes), or a combination thereof (respectively), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;

      (2) in the case of Legal Defeasance, we shall have delivered to the respective Trustee an opinion of counsel in the United States reasonably acceptable to the respective Trustee confirming that:

            (A) we have received from, or there has been published by the Internal Revenue Service, a ruling or

            (B) since the date of the Indentures, there has been a change in the applicable U.S. federal income tax law,

      in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

      (3) in the case of Covenant Defeasance, we shall have delivered to the respective Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

      (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

      (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indentures or any other material agreement or instrument to which we or any of our Subsidiaries are a party or by which we or any of our Subsidiaries are bound;

      (6) we shall have delivered to the respective Trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the Holders of such Notes over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors or others; and

      (7) we shall have delivered to the respective Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (1) through (6) and, in the case of the opinion of counsel, clauses (1), (with respect to the validity and perfection of the security interest) (2), (3) and (5) of this paragraph have been complied with and we shall have delivered to the respective Trustee an Officers' Certificate, subject to such qualifications and exceptions as the respective Trustee deems appropriate, to the effect that, assuming no Holder of the Notes is an insider of the Company, the trust funds will not be subject to the effect of any applicable Federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally.

            If the funds deposited with the respective Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then our obligations under the Indentures will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

      The Indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either:

      (a) all such Notes theretofore authorized and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the respective Trustee for cancellation; or

      (b) (1)we shall have given irrevocable and unconditional notice of redemption for all of the outstanding Notes within 60 days of such notice pursuant to the redemption provisions of the Indentures or all Notes not theretofore delivered to the respective Trustee for cancellation otherwise have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the respective Trustee as trust funds in the trust for such purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the respective Trustee for cancellation, for principal, premium, if any, and accrued interest (and Liquidated Damages, if any),

            (2)the Company has paid all other sums payable by it under the
               Indentures,

            (3)the Company has delivered irrevocable instructions to the respective Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be, which must be within 60 days thereof and

            (4)the Holders of the Notes have a valid, perfected, exclusive security interest in such trust.

      In addition, we must deliver an Officers' Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Amendments and Supplements

      The Indentures will contain provisions permitting the Company and the respective Trustee to enter into supplemental Indentures for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount (principal amount at maturity, in the case of the Senior Discount Notes) of the respective series of Notes at the time outstanding, the Company and the respective Trustee are permitted to amend or supplement the Indentures or any supplemental indenture or modify the rights of the Holders; provided that no such modification may, without the consent of Holders of at least 662/3% in aggregate principal amount (principal amount at maturity, in the case of the Senior Discount Notes) of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant "Repurchase of Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the Holders and, provided that no such modification may, without the consent of each Holder affected thereby:

      (1) change the Stated Maturity of any Note, or reduce the principal amount thereof or the rate of interest or accretion (or extend the time for payment of interest, if any) thereon or any premium payable upon the redemption thereof at the option of the Company, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption
            Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price after the corresponding Change of Control or Asset Sale has occurred or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Notes in a manner adverse to the Holders, or

      (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indentures, or

      (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indentures cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

      (4) cause the Notes to become subordinate in right of payment to any other Indebtedness.


Notices

      All notices regarding the Notes will, so long as the rules of the Luxembourg Stock Exchange require, be published in a daily newspaper of general circulation in Luxembourg, which is expected to be the Luxembourger Wort. Notices to holders of definitive Notes, if issued, shall also be mailed by first class mail to each holder (or the first named of joint holders) at its address appearing in the register on the appropriate date provided herein other than in the case of a partial redemption of Notes, when notice shall be so mailed only to each holder whose Notes are to be redeemed and a notice published as aforesaid stating which Notes are to be redeemed. For so long as Notes are represented by Global Notes, notice to holders shall (in addition to publication as described above) also be given by delivery of the relevant notice to DTC, Euroclear and Cedelbank for communication to the holders of the related book-entry interests.

Concerning the Trustees

      Each of the Indentures will contain certain limitations on the rights of the relevant Trustee, should it become a creditor of our company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. Each Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

      Each of the Indentures will provide that the Holders of a majority in principal amount of the outstanding Notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the relevant Trustee, subject to certain exceptions. Each Indenture will provide that in case an Event of Default shall occur (which shall not be cured), the relevant Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, each Trustee will be under no obligation to exercise any of its rights or powers under the relevant Indenture at the request of any Holder of such Notes, unless such Holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      Each of the Indentures will provide for the appointment of a successor Trustee upon the resignation or removal of the Trustee. The Trustee may resign at any time by giving written notice to the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time, upon the occurrence of certain conditions.

Governing Law

      The Indentures provide that they and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

No Personal Liability of Partners, Stockholders, Officers, Directors

      The Indentures will provide that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, or any successor entity shall have any personal liability in respect of the obligations of the Company under the Indentures or the Notes solely by reason of his or its status as such stockholder, employee, officer or director.

Certain Definitions

      "Accreted Value" means, as of any date of determination, the sum (rounded to the nearest whole dollar) of (a) the initial offering price of each $1,000 in principal amount at maturity of Senior Discount Notes and (b) the portion of the excess of the principal amount of Senior Discount Notes over such initial offering price which shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13 3/4% per annum (or such higher amount as may be required as set forth under "Description of the Notes--Principal, Maturity and Interest--The Senior Discount Notes") compounded semi-annually on each February 1 and August 1 from the date of issuance of the Senior Discount Notes through the date of determination. On and after February 1, 2005, the Accreted Value of each Senior Discount Note shall be equal to its principal amount at maturity, which amount may be greater than $1,000 per Senior Discount Note.

      "Acquired Indebtedness" means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

      "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

      "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

      "Annualized Consolidated EBITDA" means Consolidated EBITDA for the Reference Period multiplied by four.

      "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services of the account or use of others, or otherwise) by the Company or any Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any Subsidiary, or (ii) an acquisition by the Company or any Subsidiary of the property and assets (other than Capital Stock) of any Person other than the Company or any Subsidiary which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

      "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

      "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York and Amsterdam, The Netherlands are authorized or obligated by law or executive order to close.

      "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of Qualified Capital Stock is paid.

      "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

      "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

       "Cash Equivalent"  means:

      (1) securities issued or directly and fully guaranteed or insured by (i) the United States of America or any agency or instrumentality thereof, or (ii) any member of the European Economic Area or Switzerland, or any agency or instrumentality thereof provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States of America (provided that, in each case, the full faith and credit of such respective nation is pledged in support thereof), or

      (2) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic (United States) commercial bank of recognized standing having capital and surplus in excess of $500 million (or the foreign currency equivalent thereof), or

      (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc.

and in the case of each of (1), (2), and (3) maturing within one year after the date of acquisition, or

      (4) Euro or dollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months, and overnight bank deposits, in each case with any domestic (United States) commercial bank having capital and surplus in excess of $500 million (or the foreign currency equivalent thereof) and a Keefe Bank Watch Rating of "B" or better; provided, in the case of (1) through (4), that with respect to any non-domestic Person, Cash Equivalents shall also mean those investments that are comparable to clauses (ii) and (iv) above in such Person's country of organization or country where it conducts business operations.

      "Consolidation" means, with respect to any Person, the consolidation of the accounts of the Subsidiaries with those of such Person, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person. The term "Consolidated" has a correlative meaning to the foregoing.

      "Consolidated Coverage Ratio" of any Person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and business permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

      "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

      (1)   Consolidated income tax expense,

      (2)   Consolidated depreciation and amortization expense,

      (3)   Consolidated Fixed Charges, and

      (4)   non-cash stock based compensation

less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided that consolidated income tax expense, depreciation and amortization of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of such Person in such Subsidiary.

      "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

      (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period,

      (b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's Wholly Owned Subsidiaries).

      For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

      "Consolidated Invested Equity Capital" means, with respect to any Person as of any date, the sum of the Invested Equity Capital of such Person as of such date and, without duplication, the Invested Equity Capital of each of its Subsidiaries as of such date. For purposes of calculating the Consolidated Invested Equity Capital of any Person as of any date, in order to avoid duplication, the Invested Equity Capital of a Subsidiary of such Person shall not include any amounts that would be included in the Consolidated Invested Equity Capital of any equity owner of such Subsidiary, to the extent that such amounts were utilized by such equity owner prior to such date to permit the incurrence of Indebtedness pursuant to clauses 2(iii) and (c)(3) of the "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock" covenant. For example, if a direct Subsidiary of the Company has Consolidated Invested Equity Capital of $100 and incurs $225 of such Indebtedness, then a direct or indirect Subsidiary of such Subsidiary will not be deemed to have any Invested Equity Capital based on contributions or loans to it by such first Subsidiary. In addition, the Invested Equity Capital of a Subsidiary of a Person will never be considered to be greater than the Invested Equity Capital of such Person, except as a result of contributions of Invested Equity Capital to such Subsidiary by third parties.

      "Consolidated Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

      (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

      (b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata equity interest share of such Person's net income for such period,

      (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and

      (d) the net income, if positive, of any such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary other than the Indentures.

      "Consolidated Subsidiary" means, for any Person, each Subsidiary (excluding all Unrestricted Subsidiaries) of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

      "Consolidated Tangible Assets" of any Person means the total amount of assets less applicable reserves and other properly deductible items which under GAAP would be calculated on a consolidated balance sheet of the Person and its Subsidiaries after deducting all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which, in each case under GAAP, would be included on such consolidated balance sheet.

      "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Supervisory Board of the Company (together with any new supervisory directors whose election by the shareholders was from a list of candidates drawn up by the holder or holders of our priority shares and new supervisory directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company or the Parent, if such agreement was approved by a vote of such majority of supervisory directors).

      "Credit Agreement" means the loan and note issuance agreement dated July 27, 1999 between certain Subsidiaries of the Company and Bank of America International Limited, CIBC World Markets plc, Citibank N.A., MeesPierson N.V., Paribas, The Royal Bank of Scotland plc, Toronto Dominion Bank Europe Limited and The Toronto Dominion Bank, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or Holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement:

      (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

      (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns,

      (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided that on the date such Indebtedness is incurred it would not be prohibited by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," or

      (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the other terms of the Indentures.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Capital Stock" means (a) except as set forth in clause (b), with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the respective series of Notes and (b) with respect to any Subsidiary of the Company, any Equity Interests of such Subsidiary other than (i) any common equity with no economic preference, privileges, or redemption or repayment provisions or (ii) preferred stock convertible into such common equity of such Subsidiary with no payment of dividends or liquidation preference due or payable thereon on or prior to 91 days following the Stated Maturity of the respective series of Notes.

      "EEA Government Obligation" means direct non-callable obligations of, or non-callable obligations guaranteed by, any member nation of the European Union for the payment of which obligation or guarantee the full faith and credit of the respective nation is pledged; provided that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area.

      "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership, participation or membership interests in, such Person.

      "Equity Offering" means (i) an underwritten public offering or floatation of ordinary shares of the Company which has been registered under the Securities Act or admitted to listing on the Amsterdam Stock Exchange or its equivalent in any other European Union jurisdiction, in any case resulting in Net Cash Proceeds to the Company of at least $100 million (or its foreign currency equivalent), or (ii) a sale of Qualified Capital Stock of the Company to any Person which is (or a controlled Affiliate of a Person which is), engaged principally in a Related Business, resulting in Net Cash Proceeds to the Company of at least $100 million (or its foreign currency equivalent); provided, however, that a sale of Qualified Capital Stock of the Company to any subsidiary of the Company or any Person that is a controlled Affiliate of the Company shall not be an Equity Offering.

      "Euro" or "" means the currency adopted by those countries participating in the third stage of European Monetary Union.

      "European Economic Area" means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992 as amended.

      "European Union" means the member nations to the third stage of economic and monetary union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

      "Event of Loss" means, with respect to any property or asset, any (1) loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

      "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

      "Exempted Affiliate Transaction" means (i) Restricted Payments comprised of pro rata dividends paid in cash on any class of Equity Interests and made in compliance with the Indentures, (ii) transactions, at arms-length and as so set forth in a Board Resolution, between or among holders of any Equity Interest of any Subsidiary of the Company and such Subsidiary, so long as such holder is not otherwise an Affiliate of the Company, (iii) transactions between or among the Company, and its Subsidiaries, (iv) the Company or any of its Subsidiaries entering into or performing any employment agreement, stock option agreement or other agreement relating to the terms of employment, compensation or termination of employment in the ordinary course of business of the Company or such Subsidiary, (v) any contract, agreement, arrangement or transaction with any Affiliate in effect as of the Issue Date and any amendment, waiver, variation or other modification in respect of any such contract, agreement, arrangement or transaction so long as such amendment, waiver, variation or other modification is not disadvantageous to the Company and its Subsidiaries in any material respect, (vi) Restricted Payments and Investments permitted under the Indentures described under the covenant "Limitation on Restricted Payments," (vii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indentures which are fair to the Company and its Subsidiaries, in the reasonable determination of the Company or Subsidiary, as the case may be, or are on terms no less favorable to the Company or the Subsidiary than those that could be obtained in a comparable arm's length transaction with an entity that is not an Affiliate or Principal and is in the best interests of the Company or the Subsidiary, and (viii) transactions with respect to network capacity or dark or lit communications fiber capacity or telecommunications conduit between the Company or any Subsidiary and any Unrestricted Subsidiary or other Affiliate and joint sales and marketing pursuant to an agreement or agreements between the Company or any Subsidiary and any Unrestricted Subsidiary or other Affiliate, provided that in the case of this clause (viii), such agreements are on terms that are no less favorable to the Company or the Subsidiary than those that could be obtained in an arm's-length transaction with an entity that is not an Affiliate or Principal and are in the best interests of the Company and the Subsidiary entered into in the ordinary course of business.

      "Existing Agreements" means (i) any and all instruments, as in effect on the Issue Date, between the Company or any of its Subsidiaries and a commercial lending institution or institutions, which makes borrowing of funds available to the Company or any such Subsidiary from such institution or institutions and
(ii) any replacements of the instruments in clause (i) entered into by the respective Subsidiary that was party to the instrument so replaced or their respective successors and a commercial lending institution or institutions for an amount up to the maximum amount of the instrument so replaced.

      "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date reduced to the extent such amounts are repaid.

      "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as verb has a corresponding meaning.

      "Guarantor" is defined to mean any Person obligated under a Guarantee.

       "Indebtedness"  of any Person means, without duplication,

      (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

      (b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit (other than obligations with respect to letters of credit securing obligations (excluding those obligations described in (a)(1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon);

      (c) all net obligations of such Person under Interest Swap and Hedging Obligations;

      (d) all liabilities and obligations of others of the kinds described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person;

      (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause
            (e), whether or not between or among the same parties; and

      (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price, plus accrued and unpaid dividends).

For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indentures, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the Supervisory Board of the Company.

      The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, excluding any interest thereon, in the case of any other Indebtedness.

      "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

      "Invested Equity Capital" means, with respect to any Person as of any date, without duplication, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at fair market value at the time of contribution, determined in good faith by the Supervisory Board) to such Person since the date of its creation in the form of common equity, plus,
(ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at fair market value at the time of contribution, determined in good faith by the Supervisory Board) to such Person since the date of creation by the holders of its common equity (and their Affiliates) in consideration of the issuance of preferred equity or Indebtedness, on a basis that is substantially proportionate to their common equity interests (with any disproportionately large equity interests received by the Company or a Subsidiary relative to their respective contributions being ignored for this purpose), plus, (iii) the total dollar amount contributed in cash plus the value of all property contributed (valued at fair market value at the time of contribution, determined in good faith by the Supervisory Board) to such Person since the date of its creation by the Company or a Wholly Owned Subsidiary of the Company in consideration of the issuance of preferred equity or

Indebtedness, and less (iv) the value of all interest, returns in respect of Indebtedness, dividends and other distributions (in whatever form and however designated, valued at fair market value as determined in good faith by the Supervisory Board) made by such Person since the date of its creation to the holders of its common equity (and their Affiliates); provided that in no event shall the aggregate amount of interest, dividends and other distributions made to any holder of common equity of a Person (or its Affiliates) operate to reduce the Invested Equity Capital of such Person by more than the total contributions to such Person (per clauses (i) through (iii) above) by such equity holder (and its Affiliates).

      "Investment" by any Person in any other Person means (without duplication):

      (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

      (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

      (c) other than guarantees of Indebtedness of the Company or to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

      (d) the making of any capital contribution by such Person to such other Person; and

      (e) the designation by the Supervisory Board of the Company of any Person to be an Unrestricted Subsidiary.

      The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer. Investments shall be measured by the fair market value attributed to the Investment at the time made or returned, as applicable.

      "Issue Date" means the date of first issuance of the Notes under the Indentures.

      "Leverage Ratio" on any date of determination (the "Transaction Date") for any Person means the ratio, on a pro forma basis, of (a) the aggregate amount of Indebtedness of such Person and its Subsidiaries on a Consolidated basis to (b) the aggregate amount of Annualized Consolidated EBITDA of such Person attributable to continuing operations and business (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed
of); provided that for purposes of calculating Annualized Consolidated EBITDA for this definition,

      (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

      (2) transactions giving rise to the need to calculate the Leverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

      (3) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and

      (4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

      "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. For purposes of this definition, the sale, lease, conveyance, or other transfer by the Company or any Subsidiary of the Company, in the ordinary course of its business and not constituting a security interest in assets serving as collateral for any of their respective obligations, including the granting of indefeasible rights of use or equivalent arrangements with respect to, network capacity, communications fiber capacity or conduit, shall not be a Lien.

      "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

      "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale, plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after July 30, 1999, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

      "Non-Recourse Indebtedness" means Indebtedness of a Person to the extent that under the terms thereof and pursuant to applicable law, no personal recourse could be had against the Company or its Subsidiaries (giving effect to the designations of such Person as an Unrestricted Subsidiary) for the Payment of the principal of or interest or premium or other amounts with respect to such Indebtedness or for any claim based on such Indebtedness and that enforcement of obligations on such Indebtedness is limited solely to recourse against interests in specified assets.

      "Obligation" means any principal, premium or interest payment, or monetary penalty, or damages, due by the Company under the terms of the Notes or the Indentures, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

      "Offering" means the offering of the Notes by the Company.

      "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the Indentures.

       "Parent"  means UnitedGlobalCom, Inc. or its successor(s).

      "Parent Stock Instrument" means either (a) Indebtedness (including Disqualified Capital Stock) and Qualified Capital Stock of the Company that is convertible or exchangeable into, at the option of the Company or any holder thereof, or secured by, or whose value to the holder thereof is dependent upon, any shares of Parent's Capital Stock that were owned by the Company or any of its Subsidiaries as of July 30, 1999, provided that such Indebtedness and Capital Stock of the Company shall have been issued in consideration of cash, the net proceeds of which shall have been received by the Company or (b) the Class A Common Stock of Parent owned by the Company or any of its Subsidiaries as of July 30, 1999 or, any like number of shares of Class B Common Stock of Parent issued in exchange for the shares of the Class A Common Stock of Parent held as of July 30, 1999.

      "Permitted Indebtedness" means that:

      (a) the Company may incur Indebtedness evidenced by the Notes and issued pursuant to the Indentures up to the amounts being issued on the original Issue Date;

      (b) the Company may incur Refinancing Indebtedness with respect to any Indebtedness (including Disqualified Capital Stock), described in clause (a) or this clause (b) of this definition or incurred pursuant to clause (2) of the second paragraph, and any Subsidiary may incur Refinancing Indebtedness (including Disqualified Capital Stock), described in this clause (b) or clause (c) of the third paragraph, of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock," and the Company and its Subsidiary may incur Refinancing Indebtedness with respect to Indebtedness which is outstanding on the Issue Date (after giving effect to the New Acquisitions) (less the amount of any such Existing Indebtedness repaid on or after the Issue Date or which was refinanced pursuant to this clause (b));

      (c) the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance and surety bonds and completion guarantees (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

      (d) the Company may incur Indebtedness to any Subsidiary, and any Subsidiary may incur Indebtedness to any other Subsidiary or to the Company; provided that in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes and any event that causes such Subsidiary no longer to be a Subsidiary (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence of such Indebtedness, if then outstanding, subject to the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Stock";

      (e) the Company and its Subsidiaries may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indentures to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; provided that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

      (f) we and our Subsidiaries may guarantee Indebtedness of any of our Subsidiaries, provided that the incurrence of such Indebtedness by such Subsidiary is permitted under the Indentures; and

      (g) Subsidiaries of the Company may issue preferred stock or Indebtedness to the holders (or their Affiliates) of the common equity of such Subsidiary on a basis that is substantially proportionate to their common equity interests (with any disproportionately large equity interests received by the Company or a Subsidiary of the Company relative to their respective contributions being ignored for this purpose).

       "Permitted Investment"  means:

      (a)   Cash Equivalents;

      (b) intercompany Indebtedness to the extent permitted under clause (d) of the definition of "Permitted Indebtedness ";

      (c) an Investment by the Company or a Subsidiary of the Company in a Person engaged primarily in a Related Business if as a result of such Investment such Person becomes a Subsidiary of the Company or is merged with or into the Company or a Subsidiary of the Company, so long as the surviving entity is the Company or a Subsidiary of the Company;

      (d)   an Investment in any Subsidiary of the Company;

      (e) other Investments in any Person or Persons engaged primarily in a Related Business with respect to which the Company maintains the power to influence or participate in the management of such Person by virtue of representation on such Person's board of directors or through a contractual relationship with such Person or its holders of Capital Stock;

      (f) other Investments in any Person or Persons engaged primarily in a Related Business with respect to which the Supervisory Board of the Company or of the relevant Subsidiary determines in its good faith reasonable judgment that the Company or any of its Subsidiaries will receive as a result of such Investment commensurate network services benefits (including by becoming a customer, client, supplier, purchaser or seller of goods or services of or to such Person or Persons) from the arrangements entered into as a result of such Investment;

      (g) other Investments in any Person or Persons engaged primarily in a Related Business; provided that, after giving pro forma effect to each such Investment, the amount of all such Investments made solely in reliance upon this clause (g) on and after July 30, 1999 that are outstanding at any time does not exceed in the aggregate $100 million (or the foreign currency equivalent thereof measured on the date of the making of such Investment), plus, unless such amounts shall have been credited under clause
            (3) of the "Limitation on Restricted Payments" covenant and utilized to make a Restricted Payment, (w) the amount of the Net Cash Proceeds to the Company from the sale of Qualified Capital Stock (other than (i) to a Subsidiary of the Company, and (ii) to the extent applied in a Qualified Exchange), (x) an amount equal to 50% of the Net Cash Proceeds from Special Character Asset Sales, (y) an amount equal to the Net Cash Proceeds to the Company or any of its Subsidiaries of any sale of securities constituting a Parent Stock Instrument (other than (i) to a Subsidiary of the Company, and (ii) to the extent applied in connection with a Qualified Exchange) and (z) the amount of Investments made pursuant to this clause (g) after July 30, 1999 that are returned to the Company or any Subsidiary on or prior to the date of any such calculation, which amount shall be the lesser of (i) the amount of the cash invested plus the value of all noncash investments (valued at the fair market value at the time of the Investment, determined in the good faith reasonable judgment of the Company or the relevant Subsidiary) and (ii) the amount of the Net Cash Proceeds received plus the value of noncash proceeds received (valued at the fair market value at the time of the return of such Investment, determined in the good faith reasonable judgment of the Company or the relevant Subsidiary);

      (h) Investments made in the ordinary course of business as partial or full payment for constructing a network relating principally to a Related Business of the Company or any Subsidiary;

      (i) Investments solely in the form and consisting of Capital Stock of the Company (other than Disqualified Capital Stock);

      (j) any Investment acquired by the Company or any of its restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

      (k) an Investment in prepaid expenses and lease, utility and workers' compensation, performance and other similar deposits in the ordinary course of business;

      (l) loans, advances, or extensions of credit to employees, officers, directors made in the ordinary course of business;

      (m) the net obligations of any counterparty under Interest Swap and Hedging Obligations obtained in conformity with industry practices;

      (n) Investments made on or after July 30, 1999 in SBS not to exceed the amounts required to be held by the Company pursuant to the Investment Agreement by and between, SBS, the Company and United International Holdings Inc., dated June 29, 1999, relating to the acquisition by the Company of Equity Interests in SBS; and

      (o) Investments made on or after July 30, 1999 directly or indirectly in ARA Cable Services Inc. or ARA Programming & Distribution Ltd. of Saudi Arabia, not to exceed $75 million.

       "Permitted Lien"  means:

      (a)   Liens existing on the Issue Date;

      (b)   Liens securing the Notes;

      (c) Liens securing Indebtedness, or any agreement (including any Equity Interest) relating to any property, asset, or business acquired, of a Person existing at the time such Person becomes a Subsidiary (including by designation) or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets than those of the Person (or its businesses) being acquired (or so designated);

      (d) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary;

      (e) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;

      (f) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

      (g) Liens securing Indebtedness incurred under the Credit Agreement and other Indebtedness solely of Subsidiaries of the Company incurred in accordance with the terms of the Indentures;

      (h) Liens in favor of the Company or Liens on assets of Subsidiaries of the Company in favor of other such Subsidiaries;

      (i) Liens securing Refinancing Indebtedness that complies with the definition of "Refinancing Indebtedness ";

      (j) Liens securing Acquired Indebtedness and Indebtedness assumed in acquiring Related Assets, provided that such Liens were not put in place in contemplation of the incurrence by the Company or its Subsidiaries of such Indebtedness, such Liens do not extend to any property or assets of the Company or any of its Subsidiaries other than those acquired in connection therewith, and the Investment that is the subject of such acquisition is a Permitted Investment;

      (k) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (1) the underlying obligations are not overdue for a period of more than 30 days, or
            (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; and

      (l) Liens not otherwise permitted by the Indentures in an amount not to exceed 5% of the Company's Consolidated Tangible Assets.

      "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

      "Preferred Stock" means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "Principals" means Albert M. Carollo, Lawrence F. DeGeorge, Lawrence J. DeGeorge, Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd. (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. and The Gene W. Schneider Family Trust (so long as each is controlled by Gene W. Schneider or trustees appointed by him), Janet S. Schneider and Mark L. Schneider, and with respect to any such Person means: (A) any controlling stockholder or 80% (or more) owned Subsidiary of such Person, or with respect to each individual Person, (i) family partnerships, corporations or other entities holding Equity Interests in the Company, the transferee(s) or the surviving entities or entities solely for the benefit of such Person or any of the Persons listed in (ii), (iii), (iv) or (v) below, (ii) such Person's spouse,
(iii) such Person's children, grandchildren, stepchildren, step grandchildren and their spouses, (iv) heirs, legatees and devisees, and (v) trusts solely for the benefit of any of the foregoing; or (B) any trust corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (A).

      "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

      "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Supervisory Board of the Company, is directly related to a Related Business.

      "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

       "Qualified Exchange"  means:

      (1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of the Company issued on or after July 30, 1999 with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock or, to the extent used to retire Indebtedness (other than Disqualified Capital Stock) of the Company issued on or after July 30, 1999, Subordinated Indebtedness of the Company,

      (2) any exchange of Qualified Capital Stock of the Company for any Capital Stock or Indebtedness of the Company issued on or after July 30, 1999, or

      (3) any issuance of Subordinated Indebtedness of the Company in exchange for Indebtedness (other than Disqualified Capital Stock) of the Company issued on or after July 30, 1999.

      "Reference Period" with regard to any Person means the full fiscal quarter ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indentures, for which consolidated financial statements of the Company are available.

      "Refinancing Indebtedness" means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness (including Disqualified Capital Stock and Refinancing Indebtedness) in a principal amount (or, if issued with an original issue discount, an original accreted value, determined in accordance with GAAP) or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing and the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness (including Disqualified Capital Stock and Refinancing Indebtedness) refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock and Refinancing Indebtedness) so Refinanced and (2) if such Indebtedness being Refinanced was


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issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness (except that the Company may refinance outstanding Indebtedness of a Subsidiary), (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

      "Related Assets" means all assets, rights, contractual or otherwise, and properties, whether tangible or intangible, used or intended for use in connection with a Related Business; provided that Related Assets shall not include any Equity Interests or Indebtedness of, or interests in, any Person.

      "Related Business" means the business of constructing, creating, developing, marketing or operating one or more cable, telephone or communications systems, including, without limitation, any system for transmitting, or providing service or product for the transmission of, voice, video or data through transmission facilities, Internet service providers or any business reasonably related to any of the foregoing and any business conducted by the Company or any Subsidiary of the Company on the Issue Date; provided that the determination of what constitutes a Related Business shall be made in good faith by the Supervisory Board of the Company.

      "Related Business Acquisition" means an Asset Acquisition of (i) properties or assets to be used in a Related Business, (ii) of the Capital Stock of any Person that becomes a Restricted Subsidiary as a result of such Asset Acquisition or (iii) of the Capital Stock of any Person that becomes an Unrestricted Subsidiary as a result of such Asset Acquisition, but only if such asset Acquisition would be permitted pursuant to the covenant "Limitation on Restricted Payments" or as a Permitted Investment; provided that, in the case of clauses (ii) and (iii), such Person's assets and properties consist principally of properties or assets that will be used in a Related Business.

      "Replacement Assets" means property or assets that will be used in a Related Business of the Company or any Subsidiary and Equity Interests of a Person that becomes a Subsidiary of the Company.

      "Restricted Investment" means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

      "Restricted Payment" means, with respect to any Person:

      (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person,

      (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person,

      (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

      (d)   any Restricted Investment by such Person;


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provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of a Person or the parent of such Person to the extent payable solely in shares of Qualified Capital Stock of such Person, or (2) any dividend, distribution or other payment to the Company or any of its Subsidiaries by the Company or any of its Subsidiaries, or (3) any payment on account of the exchange of shares of Common Stock of Parent for a like number of substantially identical (except with regard to voting rights) shares of Common Stock of Parent, or (4) payments to or for the account of the Stichting Administratiekantor UPC (the "Foundation") or its successors of amounts related to taxes payable upon the grant of options to certain employees in shares of the Company held by the Foundation, provided that, for purposes of this clause (4), neither the Company nor any of its Subsidiaries shall be liable to any Person in respect of such amounts, other than for the payment of such amounts actually received or to be received by it, to the Foundation.

       "Securities Act" means the United States Securities Act of 1933, as amended

      "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

      "Special Character Asset Sale" means any Asset Sale solely consisting of assets and property or interests therein comprising its interests in chello broadband, UPC tv or Priority Telecom determined by the Company in its good faith reasonable judgment.

      "Stated Maturity," when used with respect to any Note, means the date specified in any Note as the fixed date on which the final payment of principal and interest is due and payable.

      "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Notes, in any respect or when used in the definitions of Restricted Payment or Qualified Exchange has a final stated maturity on (except for the Notes) or after the Stated Maturity.

      "Subsidiary," with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

      "Supervisory Board" means, with respect to any Person, the supervisory board of such Person or any committee of the supervisory board of such Person authorized, with respect to any particular matter, to exercise the power of the supervisory board of such Person.

      "Tax" or "Taxes" means any and all present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, and all liabilities with respect thereto, together with any penalties, interest, or additions thereto.

      "Tax Event" means that as a result of any change in or amendment to the laws, treaties or regulations of any Taxing Authority (or any official or administrative pronouncement or action or judicial decision) interpreting or applying such laws, treaties or regulations where such change or amendment is proposed and becomes effective on or after the Issue Date, in making any payment due or to become due under the Notes, we are or would be required on the next succeeding payment date to pay Additional Amounts and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to us.

      "Taxing Authority" means any nation or government or any political subdivision thereof or any agency or instrumentality therein and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


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

      "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Equity Interest of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Supervisory Board of the Company); provided that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Indebtedness;
(b) is not party to any agreement, contract, arrangement or understanding with the Company or any Subsidiary of the Company, unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries. The Supervisory Board of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 (or its foreign currency equivalent) of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant "Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock." Each such designation shall be evidenced by filing with the respective Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

      "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

      "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by the Company or one or more Wholly Owned Subsidiaries of the Company.

Transfer and Exchange

      A holder may transfer or exchange the notes in accordance with the Indentures. We, the registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and may require a holder to pay any taxes and fees required by law or permitted by the Indentures.

Book-Entry, Delivery and Form

   Denomination

      The Notes are being offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). Notes also may be offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 or 1,000, as applicable, and integral multiples of $1,000 or 1,000, as applicable, in excess thereof. Notes will be issued at the closing of the offering only against payment in immediately available funds.

   Form

      Rule 144A Notes which are dollar notes will be represented by one or more global notes in definitive, fully registered form without interest coupons (collectively, the "restricted dollar global note") and will be deposited with or on behalf of The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC.

      Rule 144A Notes which are euro notes will be represented by one or more global notes in definitive, fully registered form without interest coupons (collectively, the "restricted euro global note" and, together with the restricted dollar global note, the "restricted global note") and will be deposited with a common depositary for Morgan Guaranty Trust Company of New York as operator of the Euroclear System ("Euroclear") and Cedelbank (the "Common Depositary") and registered in the name of a nominee of the Common Depositary. The restricted global note (and any notes issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and in the Indentures and will bear the legend regarding such restrictions set forth under "Notice to Investors."

      Regulation S Notes which are dollar notes will be represented by one or more global notes in fully registered form without interest coupons (collectively, the "Regulation S dollar global note") and will be registered in the name of a nominee of DTC and deposited with DTC.


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

      Regulation S Notes which are euro notes will be represented by one or more global notes in fully registered form without interest coupons (collectively, the "Regulation S euro global note" and together with the Regulation S dollar global note, the "Regulation S global note") and will be deposited with the Common Depositary and registered in the name of a nominee of the Common Depositary.

      Through and including the 40th day after the later of the commencement of the offering and the original issue date of the notes (such period through and including such 40th day, the "Restricted Period") beneficial interests in the Regulation S global note may be held only through DTC, Euroclear or Cedelbank, unless delivery is made through the restricted global note in accordance with the certification requirements described below.

      The Regulation S global note (and any notes issued in exchange therefor) will bear a legend (in the form provided in the Indentures) to the effect that the Notes have not been registered under the Securities Act and may not be offered, sold or delivered in the United States or to, or for the account or benefit of, any U.S. person unless such notes are registered under the Securities Act or an exemption from such registration requirements is available (the "Regulation S Legend").

   Transfers and Exchanges Between Regulation S Notes and Rule 144A Notes

      Prior to the expiration of the Restricted Period, a beneficial interest in the Regulation S global note may be transferred to a person who takes delivery in the form of an interest in the restricted global note only upon receipt by the respective Trustee of a written certification from the transferor (in the form provided in the Indentures) to the effect that such transfer is being made to a person who the transferor reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction complying with Rule 144A and in accordance with any applicable securities laws of the states of the United States and other jurisdictions (a "restricted global note certificate"). After the expiration of the relevant Restricted Period, such certification requirement will no longer apply to such transfers.

      Beneficial interests in a restricted global note may be transferred to a person who takes delivery in the form of an interest in the Regulation S global note, whether before or after the expiration of the Restricted Period, only upon receipt by the respective Trustee of a written certification from the transferor (in the form provided in the Indentures) to the effect that such transfer is being made in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act (a "Regulation S global note certificate") and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedelbank.

      Any beneficial interest in one of the restricted global note and the Regulation S global note (each a "global note") that is transferred to a person who takes delivery in the form of an interest in the other global note will, upon transfer, cease to be an interest in such global note and will become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other global note for as long as it remains such an interest.

Transfer Procedure

      Transfers involving an exchange of a beneficial interest in a Regulation S dollar global note for a beneficial interest in a restricted dollar global note or vice versa will be effected in DTC by means of an instruction approved by the respective Trustee through the DTC Deposit/Withdraw at Custodian system. Transfers involving an exchange of a beneficial interest in a Regulation S euro global note for a beneficial interest in a restricted euro global note or vice versa will be effected in accordance with the rules and procedures of Euroclear and Cedelbank. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of such Regulation S global note and a corresponding increase in the principal amount of such restricted global note or vice versa, as applicable. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S global note prior to the expiration of the Restricted Period.

      Except in the limited circumstances described below, owners of beneficial interests in global notes will not be entitled to receive physical delivery of certificated notes. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC, Euroclear and Cedelbank and their respective direct or indirect participants which rules and procedures may change from time to time.


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

   Book-Entry Procedures

      Global Notes. The following description of the operations and procedures of DTC, Euroclear and Cedelbank are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and we urge investors to contact the system or their participants directly to discuss these matters.

      Dollar Global Notes. Upon the issuance of the Regulation S dollar global note and the restricted dollar global note (collectively, the "dollar global notes"), DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such dollar global notes to the accounts of persons who have accounts with such depositary. Such accounts initially will be designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in a dollar global note will be limited to DTC participants or persons who hold interests through DTC participants. Ownership of beneficial interests in the dollar global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

      Euro Global Notes. Upon the issuance of the Regulation S euro global note and the restricted euro global note (collectively, the "euro global notes"), the Common Depositary will credit, on its internal system, the respective principal amount of the beneficial interests represented by such euro global notes to the accounts of Euroclear and Cedelbank. Euroclear and Cedelbank will credit, on their internal systems, the respective principal amounts of the individual beneficial interests in such euro global notes to the accounts of persons who have accounts with Euroclear and Cedelbank.

      Such accounts initially will be designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in a euro global note will be limited to participants or persons who hold interests through participants in Euroclear or Cedelbank. Ownership of beneficial interests in the euro global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by Euroclear and Cedelbank or their respective nominees (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     As long as DTC or the Common Depositary, or their respective nominees, is the registered holder of a global note, DTC or the Common Depositary or such nominees, as the case may be, will be considered the sole owner and holder of the Notes represented by such global note for all purposes under the Indentures and the Notes. Unless

      (1) in the case of a dollar global note DTC notifies us that it is unwilling or unable to continue as depositary for a dollar global note or ceases to be a "Clearing Agency" registered under the Exchange Act;

      (2) in the case of a euro global note, Euroclear and Cedelbank notify us that they are unwilling or unable to continue as clearing agency;

      (3) in the case of a euro global note, the Common Depositary notifies us that it is unwilling or unable to continue as Common Depositary and a successor Common Depositary is not appointed within 120 days of such notice; or

      (4) in the case of any Note, an event of default has occurred and is continuing with respect to such Note, described below under "--Certificated Notes,"

owners of beneficial interests in a global note will not be entitled to have any portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or holders of the global note (or any notes represented thereby) under the Indentures or the Notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC's and/or Euroclear's and Cedelbank's applicable procedures (in addition to those under the Indentures referred to herein).

      Investors may hold their interests in the Regulation S global note and the restricted euro global note through Cedelbank or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S dollar


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global note through organizations other than Cedelbank and Euroclear that are participants in the DTC system. Cedelbank and Euroclear will hold interests in the Regulation S global note and the restricted euro global note on behalf of their participants through customers' securities accounts in their respective names on the books of the Common Depositary. Investors may hold their interests in the restricted dollar global note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Cedelbank) which are participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC and/or Euroclear and Cedelbank.

   Payments on the Notes

      Payments of the principal of and interest on dollar global notes will be made to DTC or its nominee as the registered owner thereof. Payments of the principal of and interest on euro global notes will be made to the order of the Common Depositary or its nominee as the registered owner thereof. Neither we, the Trustees, DTC, the Common Depositary nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a dollar global note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such dollar global note for such Notes as shown on the records of DTC or its nominee.

      We expect that the Common Depositary, in its capacity as paying agent, upon receipt of any payment of principal or interest in respect of a euro global note representing any Notes held by it or its nominee, will immediately credit the accounts of Euroclear and Cedelbank which in turn will immediately credit accounts of participants in Euroclear and Cedelbank with payments in amounts proportionate to their respective beneficial interests in the principal amount of such euro global note for such Notes as shown on the records of Euroclear and Cedelbank.

      We also expect that payments by participants to owners of beneficial interests in such global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

      Because DTC, Euroclear and Cedelbank can only act on behalf of their respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in global notes to pledge such interest to persons or entities that do not participate in the DTC, Euroclear or Cedelbank systems, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited. Because DTC, Euroclear and Cedelbank can act only on behalf of participants, which, in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a global note to pledge such interest to persons or entities that do not participate in the DTC system or in Euroclear and Cedelbank, as the case may be, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

      Except for trades involving only Euroclear and Cedelbank participants, interests in the dollar global notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in dollar global notes between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers of interests in euro global notes and dollar global notes between participants in Euroclear and Cedelbank will be effected in the ordinary way in accordance with Euroclear and Cedelbank's respective rules and operating procedures.

      Subject to compliance with the transfer restrictions applicable to the Notes described above, cross-market transfers of interests in the dollar global notes between DTC participants, on the one hand, and Euroclear or Cedelbank participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedelbank, as the case may be by its respective depositary; however such cross-market transactions will require


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delivery of instructions to Euroclear or Cedelbank, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedelbank, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant dollar global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedelbank participants may not deliver instructions directly to the depositories for Euroclear or Cedelbank.

      Because of time zone differences, the securities account of a Euroclear or Cedelbank participant purchasing an interest in a dollar global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Cedelbank participant, during the securities settlement processing day (which much be a business day for Euroclear and Cedelbank immediately following the DTC settlement date). Cash received in Euroclear or Cedelbank as a result of sales of interests in a global note by or through a Euroclear or Cedelbank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedelbank cash account only as of the business day for Euroclear or Cedelbank following the DTC settlement date.

      DTC, Euroclear and Cedelbank have advised us that they will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC or Euroclear or Cedelbank, as the case may be, interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Notes, DTC, Euroclear and Cedelbank reserve the right to exchange the global notes for legended notes in certificated form, and to distribute such Notes to their respective participants.

   Depositary Procedures

      DTC. DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

      Euroclear and Cedelbank. Euroclear and Cedelbank have advised us as follows: Euroclear and Cedelbank each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movements of certificates and any risk from lack of simultaneous transfers of securities.

      Euroclear and Cedelbank each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedelbank each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Cedelbank have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

      Account holders in both Euroclear and Cedelbank are world-wide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations. Indirect access to both Euroclear and Cedelbank is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

      An account holder's overall contractual relations with either Euroclear or Cedelbank are governed by the respective rules and operating procedures of Euroclear or Cedelbank and any applicable laws. Both Euroclear and Cedelbank act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

      Although DTC, Euroclear and Cedelbank currently follow the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, Euroclear and Cedelbank, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither we nor the Trustees will have any responsibility for the performance by DTC, Euroclear or Cedelbank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   Certificated Notes

      If any depositary is at any time unwilling or unable to continue as a depositary for notes for the reasons set forth above under "--Book-Entry Procedures," we will issue certificates for such Notes in definitive, fully registered, non-global form without interest coupons in exchange for the Regulation S global note or the restricted global note, as the case may be. Certificates for Notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC, Euroclear, Cedelbank or the Common Depositary (in accordance with their customary procedures).

      Certificates for non-global notes issued in exchange for a restricted global note (or any portion thereof) will bear the legend referred to under "Notice to Investors" and certificates for non-global notes issued in exchange for a Regulation S global note (or any portion thereof) will bear the Regulation S Legend (in each case unless we determine otherwise in accordance with applicable law). The holder of a non-global note may transfer such note, subject to compliance with the provisions of the applicable legend, by surrendering it at the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustees. Upon the transfer, change or replacement of any Note bearing a legend, or upon specific request for removal of a legend on a Note, we will deliver only Notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to us such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by us that neither such legend nor any restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Before any Note in non-global form may be transferred to a person who takes delivery in the form of an interest in any global note, the transferor will be required to provide the respective Trustee with a restricted global note certificate or a Regulation S global note certificate, as the case may be.

      All exchanges for certificated notes may be effected at the offices of the paying and transfer agent in Luxembourg. All payments of interest may be received at the offices of the Luxembourg paying agent upon presentation of certificated notes and all payments of principal may be received at such offices upon surrender of the Notes.

      Notwithstanding any statement herein, we and the Trustees reserve the right to impose such transfer, certification, exchange or other requirements, and to require such restrictive legends on certificates evidencing Notes, as they may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws or as DTC, Euroclear or Cedelbank may require.

   Same-Day Settlement and Payment

      The Indentures will require that payments in respect of the Notes represented by the global notes, including principal, premium, if any, interest and Liquidated Damages, if any, be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to Notes in certificated form, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Notes represented by the global notes will be eligible to trade in the PORTAL market and in DTC's Same-Day Firm Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

      Because of time zone differences, the securities account of a Euroclear or Cedelbank participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedelbank participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedelbank) immediately following the settlement date of DTC. Cash received in Euroclear or Cedelbank as a result of sales of interests in a global note by or through a Euroclear or Cedelbank participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedelbank cash account only as of the business day for Euroclear or Cedelbank following DTC's settlement date.

Exchange Offer; Registration Rights

      On or prior to the closing date, we and the Initial Purchasers will enter into the registration rights agreement. Pursuant to the registration rights agreement, we will file with the SEC the exchange offer registration statement on the appropriate form under the Securities Act with respect to the exchange notes. Upon the effectiveness of the exchange offer registration statement, holders of Registrable Securities (as defined below) pursuant to the exchange offer who are able to make certain representations will have the opportunity to exchange their Registrable Securities for exchange notes.

      We will file with the SEC a shelf registration statement to cover resales of the notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement if:

      o we are not required to file the exchange offer registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

      o any holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that:

           -- it is prohibited by law or SEC policy from participating in the exchange offer; or

           -- it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering an offering memorandum and the offering memorandum contained in the exchange offer registration statement is not appropriate or available for such resales; or

           -- it is a broker-dealer and owns notes acquired directly from us or an affiliate of our company.

      We will use our best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC.

      For purposes of the foregoing, "Registrable Securities" means each Note until:

      o the date on which such Note has been exchanged by a person other than a broker-dealer for a new Note in the exchange offer;

      o following the exchange by a broker-dealer in the exchange offer of a Note for a new Note, the date on which such new Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement.

      o the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the self registration statement; or

      o the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act.

           The registration rights agreement will provide that:

      o we will file an exchange offer registration statement with the SEC on or prior to 90 days after the closing date;

      o we will use our best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 180 days after the closing date;

      o unless the exchange offer would not be permitted by applicable law or SEC policy or would be required to remain open for a longer period, we will commence the exchange offer and use its best efforts to issue, on or prior to 45 business days after the date on which the exchange offer registration statement was declared effective by the SEC, exchange notes in exchange for all Notes tendered prior thereto in the exchange offer, and

      o if obligated to file the shelf registration statement, we will use our best efforts to file the shelf registration statement with the SEC on or prior to the later of (a) the date on which we would have been required to file an exchange offer registration statement and (b) 60 days after our obligation to file a shelf registration statement arises, and to cause the shelf registration to be declared effective by the SEC on or prior to 180 days after such obligation arises.

      We will agree to pay Liquidated Damages to each holder of Notes if:

      o we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

      o any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date");

      o we fail to consummate the exchange offer within 45 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

      o the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Securities during the periods specified in the registration rights agreement (each such event referred to in the four bullet points of this paragraph, a "Registration Default").

      If a Registration Default occurs, liquidation damages ("Liquidated Damages") will accrue on the Notes from and including the date on which the event shall occur up to but excluding the date on which all those events have been cured. Liquidated Damages will be payable in cash semiannually in arrears each February 1 and August 1 at a rate per annum equal to 0.50% of the principal amount if the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum of the principal amount of the Notes at the end of each subsequent 90-day period, but in no event shall the rates exceed 1.50% per annum in the aggregate regardless of the number of Registration Defaults. All accrued Liquidated Damages will be paid by us to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

      Holders of Notes will be required to make certain representations, as described in the registration rights agreement, in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their Notes included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages set forth above.

      Holders of Notes who sell such Notes pursuant to the shelf registration statement will also be: (i) required to be named as selling security holders in the related prospectus and to deliver a prospectus to purchasers; (ii) subject to certain of the civil liability provisions under the Securities Act in connection with such sales; and (iii) bound by the provisions of the registration rights agreement which are applicable to such Holders, including certain indemnification and contribution rights and obligations.

      Holders of Notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

      Application will be made to list the exchange notes on the Luxembourg Stock Exchange. The exchange notes will have new common codes and new ISINs and will be accepted for clearance through the accounts of Euroclear and Cedelbank. We will publish, in accordance with the procedures described under "Notices," a notice of the commencement of the exchange offer, as well as the results of the exchange offer and the new identifying numbers of the securities (the common codes and ISINs). All documents prepared in connection with the exchange offer will be available for inspection at the office of the paying and transfer agent in Luxembourg and all necessary actions and services in respect of the exchange offer may be done at the office of the paying and transfer agent in Luxembourg. The paying and transfer agent for these purposes is Citibank N.A. acting through Banque Internationale a Luxembourg.

      The summary herein of certain provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified to its entirety by reference to, all the provisions of the registration rights agreement. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the registration right agreement.

                            DESCRIPTION OF OTHER DEBT

     We and our consolidated and unconsolidated affiliates had the following principal long-term and short-term debt facilities outstanding as of December 31, 1999. Debt denominated in currencies other than Euros has been translated to Euros for the outstanding balance at of December 31, 1999. Several of the debt facilities listed below have financial covenants and other restrictions which could limit access to funds. See our notes to consolidated financial statements incorporated by reference into this prospectus for additional detail.

                                                                                              Facility Size or    Outstanding
                                                    Final                                        Principal      At December 31,
           Description (Borrower)                  Maturity            Interest Rate               Amount             1999
           ---------------------                   --------            -------------               ------             ----
                                                                                               (in millions)   (in millions Euro)
UPC and Consolidated Subsidiaries:
Long-Term Debt
Senior Notes                                             2007   EURIBOR + 4.80% and 9.92%      Euro190.7                    190.7
                                                         2007   10.875%                        Euro100.0                    100.0
                                                         2009   EURIBOR + 4.80% and 9.92%      Euro240.2                    238.4
                                                         2009   11.25%                         Euro101.0                    100.3
                                                         2009   EURIBOR + 4.15% and 8.54%      Euro754.7                    754.7
                                                         2009   10.875%                        Euro300.0                    300.0
Senior Discount Notes                                    2009   12.50%                         USD735.0 (2)                 419.1
                                                         2009   13.375%                        USD478.0(2)                  254.2
                                                         2009   13.375%                        Euro191.0(2)                 102.2
PCI Notes                                                2003   9.875% per annum               USD130.0(2)                   16.4
@Entertainment 1998 Senior Discount Notes                2008   14.5% per annum                USD224.2(2)                  115.3
@Entertainment 1999 Senior Discount Notes                2009   14.5% per annum                USD235.5(2)                  140.9
@Entertainment 1999 Series C                             2008   7% per annum on                USD36.0(2)                    11.8
   Senior Discount Notes                                        principal at maturity
UPC Senior Credit Facility                               2006   EURIBOR/LIBOR + 0.75% to       Euro1,000.0                  357.5
                                                                2.0% per annum
New TeleKabel Facility                                   2007   EURIBOR + 0.75% to 2.0% per    Euro340.0                    255.3
                                                                annum
CNBH Facility                                            2008   AIBOR + 0.6% to 1.6%  per      NLG274.0                     121.6
                                                                annum
A2000 Group Facilities (1)                          2005-2006   AIBOR + 0.7/0.75% or a fixed   NLG458.0                     207.8
                                                                rate advance + 0.7/0.75%
Mediareseaux Facility                                    2007   LIBOR + 0.75% to 2.0%          FFR680.0                      44.9
RCF Credit Facility                                  Dec 2005   PIBOR +1.5%                    FFR252.4                      31.7
Rhone Vision Cable Facility                         June 2002   LIBOR + 1%                     FFR680.0                      61.0
Videopole Facility                                       2006   6.60% per annum                FFR65.0                        7.7
DIC Loan                                                 2000   8.0% per annum + 6.0% of       USD45.0                       39.1
                                                                principal amount at maturity
Monor Facility                                           2006   6.66% / 7.79%                  USD42.0                       33.3


Short-Term Debt
Stjarn Facilities                                  March 2000   NBU + 0.60% / STIBOR + 1.25%   SEK521.0                      39.1
Stjarn Seller's Note                              August 2000   8.0% per annum                 USD 100.0                     99.4
A2000 Working Capital Facility (1)                       2000   4.85% per annum                NLG52.0                       20.5

Unconsolidated Affliates:
Tevel Facilities                                    2007-2010   Fixed rate ranging from        NIS977.5                      205.8
                                                                5.5%-6.00%
Melita Facility                                          2007   6.75% - 7.50%                    Lm14.0                        27.5


(1) Subsequent to December 31, 1999 A2000 replaced these facilities by a new credit facility.
(2)  At maturity.

Restrictions under our July, October and January Indentures

     Our activities are restricted by the covenants of our indentures dated July 30, October 29, 1999 and January 20, 2000, under which senior notes and senior discount notes were issued. Among other things, our indentures place certain limitations on its ability, and the ability of its subsidiaries, to borrow money, issue capital stock, pay dividends in stock or repurchase stock, make investments, create certain liens, engage in certain transactions with affiliates, and sell certain assets or merge with or into other companies.

     Under the terms of our July, October and January indentures, if we raise additional equity, UPC will be permitted to incur additional debt.

Restrictions under United Indentures

     As a subsidiary of United, our activities are restricted by the covenants in United's indenture dated February 5, 1998 and April 29, 1999. The United indentures generally limit the additional amount of debt that we or our subsidiaries or controlled affiliates may borrow, or preferred shares that we or they may issue.

                            CERTAIN TAX CONSEQUENCES

The following is a summary of certain Netherlands tax consequences to Netherlands resident holders and non-Netherlands resident holders and certain United States federal income tax consequences to U.S. holders (as defined below) under current law related to the ownership of the notes and the exchange of the notes for exchange notes pursuant to the registration rights agreement. This summary is for general information purposes only. A prospective investor should not construe the contents hereof as tax advice. Each prospective investor is urged to consult its tax advisor to determine all of the tax consequences of owning the notes and exchanging the notes for registered notes, including the applicability and effect of all state, local or foreign tax laws, and of any changes in Netherlands or United States federal tax law or administrative or judicial interpretation thereof after the date of this offering memorandum. The notes and the exchange notes are referred to collectively in this tax section as the "notes."

Certain Netherlands Tax Consequences

This overview is a summary of the principal Netherlands tax consequences that will apply to holders of the notes. This summary is not exhaustive of all the possible tax consequences that may be relevant to holders in light of their particular circumstances. In particular, this summary does not cover all tax consequences applicable to joint venture vehicles, such as limited liability companies and partnership structures. This summary represents Arthur Andersen's interpretation of existing law. No assurance can be given that tax authorities or courts in The Netherlands will agree with such interpretation. The laws on which this summary is based are subject to change, perhaps with retroactive effect. A change to such laws may invalidate a part or all of this summary, which will not be updated to reflect changes in laws.

Substantial Interest

An individual resident shareholder or a non-resident shareholder (entity or individual) that owns, either via shares, conversion rights or options, directly or indirectly, 5% or more of any class of shares, or 5% or more of the total issued share capital of a company resident in The Netherlands (a "substantial interest") is subject to special rules. Profit participation rights which give the holder rights to 5% or more of the annual profit or 5% or more of the liquidation proceeds of a company resident in The Netherlands will also qualify as a substantial interest. With respect to individuals, certain attribution rules exist in determining the presence of a substantial interest. A shareholder is deemed to own a substantial interest if (part of) a substantial interest has been disposed of, on a non-recognition basis, and the shareholder continues to own share in The Netherlands company.

In the situation that a holder has or is deemed to have a substantial interest in the Company, then all the notes such holder holds will form a part of this Substantial Interest.

The above description does not cover all possible situations where a (deemed) substantial interest may exist. If there is any doubt whether the "substantial interest" regulations may apply, each holder of notes should consult its tax advisor regarding the tax consequences. Unless indicated otherwise, the term "shareholder" as used herein, includes individuals and entities as defined under Netherlands tax law holding notes, but does not include any such person having a substantial interest in the company.

Netherlands Tax Consequences for Resident Holders

The amount of the discount in the senior discount notes will be regarded as interest and will as such be subject to the following Netherlands corporate income tax and Netherlands individual income tax rules.

Individual Income Tax and Corporate Income Tax on Income Derived from the Notes. If the Notes are held by an individual who resides, or is deemed to reside, in The Netherlands, income derived from the Notes is subject to Netherlands income tax on a net income basis at graduated rates. An individual generally is entitled to an interest exemption of NLG 1,000 a year (NLG 2,000 a year for married couples). The interest exemption is not available to an individual holder if the Notes are:

         1. attributable to a trade or business carried on by the shareholder, or
         2.       form part of a Substantial Interest

Interest received from Notes by a corporate holder that resides, or is deemed to reside, in the Netherlands will be subject to Netherlands corporation tax on net basis if the Notes are (deemed) attributable to a trade or business carried on (or deemed to be carried on) by the holder. Interest received from Notes by a pension fund as defined in the Corporation Tax Act is not subject to Netherlands corporate tax.

Capital gains derived from the sale of the Notes by an individual holder will not be subject to individual income tax provided the individual holder does not own a (deemed) substantial interest in UPC and provided the Notes are not assets of a business. Any interest or accretion received on the Notes and any interest accrued in the period between the date of the latest interest payment and the date of disposal of the Notes by individuals will be subject to Netherlands individual income tax.

Capital gains derived from the sale of the Notes, interest and accretion received by a corporate holder that resides, or is deemed to reside, in The Netherlands will be subject to Netherlands corporate income tax if the Notes are (deemed) attributable to a trade or business carried on (or deemed to be carried on) by the holder.

Withholding Tax. The Netherlands will not levy withholding taxes from resident holders on any payment under the notes.

Net Wealth Tax. Individuals will be subject to Netherlands net wealth tax at a rate of 0.7% on the fair market value of the Notes if the notes are held at January 1 of a year. The Netherlands net wealth tax does not apply to corporations.

Gift, Estate or Inheritance Taxes. Generally, Netherlands gift tax or inheritance tax will be due with respect to a gift or inheritance of the notes from a person who resided, or was deemed to have resided, in The Netherlands at the time of the gift or his or her death.

For the purposes of The Netherlands gift and inheritance tax, an individual with Netherlands nationality is deemed to be a resident of The Netherlands if he or she has been resident of The Netherlands at any time during the ten years preceding the time of gift or death. For the purpose of The Netherlands gift tax, any person is deemed to be a resident of The Netherlands if that person has been resident of The Netherlands at any time within the twelve months preceding the time of the gift. The ten-year and twelve-month residency rules may be modified by treaty.

However, in case of a gift by an individual who at the time of the gift was neither resident nor deemed to be resident in The Netherlands and such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in The Netherlands, such tax will be due.

Liability for payment of the gift tax or inheritance tax rests with the donee or heir, respectively. The rate at which these taxes are levied is primarily dependent on the fair market value of the gift or inheritance and the relationship between the donor and donee or the deceased and his or her heir(s). Exemptions may apply under specific circumstances.

Netherlands Tax Consequences for Non-resident Holders

Netherlands Income Tax. A person (entity or individual) is a "non-resident holder" if that person:

         (i) is not and has not been a resident or deemed resident of The Netherlands for purposes of Netherlands tax legislation;

         (ii) does not have or will not obtain an enterprise or an interest in an enterprise which, in whole or in part, is carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or part of an enterprise the notes are attributable;

         (iii) is not directly entitled (the term directly means, in this context, not through the (beneficial) ownership of shares or similar securities) to all or a share to the profit of an enterprise that is managed and controlled in The Netherlands while the notes form part of the assets for, or are otherwise attributable to, such enterprise;

         (iv) does not have or will not obtain a substantial interest (as defined above) or deemed substantial interest in UPC according to the criteria under Netherlands tax law currently in force or in the event such holder does have such an interest, it qualifies as an asset of, or is otherwise attributable to an enterprise; and

         (v) does not carry out and has not carried out employment activities on the territory of The Netherlands, or as director or board member of an entity resident in The Netherlands or as a civil servant of a Netherlands public body with which the holding of the notes is connected.

A non-resident holder is not subject to Netherlands corporate income tax or Netherlands individual income tax with respect to interest (including the amount of the discount under the senior discount notes) and capital gains.

Withholding Tax. The Netherlands will not levy withholding taxes from non-resident holders on payments under the notes.

Net Wealth Tax. A non-resident individual shareholder will not be subject to Netherlands net wealth tax in respect of the notes provided the non-resident holder does not or has not

         1. carried on a business in The Netherlands through a permanent establishment or a permanent representative that included in its assets the Notes, and

         2. shared directly (not through the beneficial ownership of shares or similar securities) in the profits of an enterprise managed or controlled in The Netherlands, which owned or was deemed to have owned notes.

Gift, Estate or Inheritance Taxes. No gift, estate or inheritance taxes will arise in The Netherlands in respect of the transfer of a note by way of gift by a non-resident holder, or on the death of such person, provided the transfer is not construed as an inheritance or gift made by or on behalf of a person who is a resident or deemed resident of The Netherlands.

For the purpose of the Netherlands gift and inheritance tax, an individual with Netherlands nationality is deemed to be a resident of The Netherlands if that person has been resident of The Netherlands at any time during the ten years preceding the time of gift or death. For the purpose of the Netherlands gift tax, any person is deemed to be a resident of The Netherlands if that person has been resident of The Netherlands if at any time within twelve months preceding the date of the gift. The ten-year and twelve-month residency rules may be modified by treaty.

However, in case of a gift by an individual who at the time of the gift was neither resident nor deemed to be resident in The Netherlands and such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in The Netherlands, such tax will be due.



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



Liability for payment of the gift tax or inheritance tax rests with the donee or heir, respectively. The rate at which these taxes are levied is primarily dependent on the fair market value of the gift or inheritance and the relationship between the donor and donee or the deceased and his or her heir(s). Exemptions may apply under specific circumstances.

Exchange Offer

The exchange of notes for exchange notes will have no Netherlands tax consequences provided the terms of the exchange notes, such as the face amount, the interest rate or return, and the repayment schedule, do not differ from the notes before the exchange.

Tax Reform 2001

On February 3, 2000, the Lower House of the Netherlands Parliament adopted a proposal on new Netherlands tax legislation. If the new legislation will be adopted by the Upper House as well, it will become effective as of January 1, 2001.

If enacted, the new legislation will in particular change the taxation in relation to Securities held by individual holders resident or deemed resident of the The Netherlands which are neither business assets, nor part of a so-called substantial interest. According to the proposed legislation, Netherlands individual resident holders or deemed Netherlands individual resident holders of shares will generally be taxed annually on a deemed income of 4% of the average annual value of the shares less associated debt, at a rate of 30%, regardless whether any income is received, capital gains are realized or capital losses are suffered. On the other hand, the net wealth tax will be abolished. Since this legislation is still pending, it may be subject to change.

European Union Proposal

In 1998, the European Commission submitted to the Council of Ministers of the European Union a proposal requiring paying agents in a member state to withhold tax at a minimum rate of 20% from interest, discount and premium payments to individuals residing in other member states or institute an information exchange system to report these payments to the tax authorities of the other member state. The tax would not be withheld if an individual due such payments provides the paying agent a certificate obtained from the tax authorities of the member state in which the individual is resident, confirming that the authorities are aware of the payment due the individual. The information exchange system would require a member state to supply other member states the details of any payments made by paying agents within its jurisdiction to individuals resident in such other member state. At this time, the European Commission is considering alternatives to the proposal, although no one alternative has been formally proposed. If the proposal is adopted in its current form, it will apply to payments made after December 31, 2000.



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



Certain United States Federal Income Tax Consequences

The following is a general summary of certain United States federal income tax consequences applicable to U.S. holders of the notes who are initial purchasers of the notes and hold the notes as capital assets. This discussion is intended as a descriptive summary only and does not purport to be a complete analysis or listing of all potential tax considerations that may be relevant to holders. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations (the "Regulations") and public administrative and judicial interpretations of the Code and the Regulations, all of which are subject to change, which changes could be applied retroactively. This discussion is also based on the information contained in this offering memorandum and the related documents. This discussion does not cover all aspects of United States federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular U.S. holders and does not address state, local, or foreign tax consequences.

The tax consequences to a U.S. holder may vary depending on the U.S. holder's particular situation or status. U.S. holders that are subject to special rules under the Code, (including insurance companies, tax-exempt organizations, mutual funds, retirement plans, financial institutions, dealers in securities or foreign currency, persons that hold the notes as part of a straddle, constructive sale, hedge or synthetic security transaction, persons that have a functional currency other than the United States dollar, investors in pass-through entities, traders in securities that elect to mark to market and certain expatriates) may be subject to special rules not discussed below.

As used in this discussion, the term "U.S. holder" means an initial purchaser of a note who is a beneficial owner of a note and who is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States, of the District of Columbia, or of any State (except, in the case of a partnership, to the extent provided in the Regulations), (iii) an estate the income of which is subject to United States federal income tax, regardless of its source, or (iv) a trust (A) if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States persons have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a U.S. Person under the Code on the previous date, and elected to continue to be so treated.

Interest

Interest on the notes (other than in the case of discount notes which are



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subject to the rules described below under "Discount Notes--Original Issue
Discount") and Additional Amounts, if any, paid in respect of taxes withheld from payments on the senior notes (as described in "Description of the Notes--Additional Amounts") generally will be subject to tax to a U.S. holder as ordinary income at the time accrued or received, in accordance with such U.S. holder's regular method of accounting for United States federal income tax purposes. The amount of interest required to be included in income by a U.S. holder will also include the amount of taxes, if any, withheld by UPC. Interest income on the senior notes will constitute foreign source income and a U.S. holder may generally claim either a deduction or, subject to certain limitations, a foreign tax credit, in respect of any foreign tax imposed on such interest payments for United States federal income tax purposes. The rules relating to foreign tax credits and the timing thereof are complex and U.S. holders are urged to consult their tax advisors with regard to the availability of a foreign tax credit and the application of the foreign tax credit limitations to their particular situations.

A cash method U.S. holder receiving an interest payment in euros on a senior euro note will be required to include in income the United States dollar value of such payment (determined using the spot rate on the date such payment is received) regardless of whether such payment is in fact converted into United States dollars. No ordinary gain or loss will be recognized by such holder if the euros are converted to United States dollars on the date received. The United States federal income tax consequences of the conversion of euros into United States dollars under other circumstances is described below. See "--Transactions in Euros."

An accrual method U.S. holder will be required to include in income the United States dollar value of the amount of interest income that has accrued on a senior euro note in a taxable year, determined by translating such income into United States dollars at the average rate of exchange for the relevant accrual period (or portion thereof). The average rate of exchange for an accrual period (or portion thereof) is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied). In the alternative, an accrual method holder may elect to translate interest income on a senior euro note using the spot rate on the last day of an accrual period (or the last day of the taxable year for the portion of such period within the taxable year). In addition, a holder may elect to translate interest income on a senior euro note using the spot rate on the date of receipt or payment if such date is within five business days of the last day of an accrual period. Such elections (i) must be made in a statement filed with the U.S. holder's United States federal income tax return, (ii) are applicable to all debt instruments held by the U.S. holder for such year and thereafter acquired, and (iii) may not be changed without the consent of the Internal Revenue Service.



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



Upon actual receipt of a payment of interest on a senior euro note, an accrual method U.S. holder will recognize ordinary gain or loss in an amount equal to the difference between the United States dollar value of the payment received (determined using the spot rate on the date such payment is received) and the United States dollar value of the interest income previously accrued during such accrual periods as described in the preceding paragraph. Any such ordinary gain or loss will generally be treated as United States source ordinary income or loss and not as an adjustment to interest income. The United States federal income tax consequences of the conversion of euros into United States



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



dollars under other circumstances is described below. See "-- Transactions in Euros."

Senior Discount Notes--Original Issue Discount

The senior discount notes will be issued with a significant amount of original issue discount for United States federal income tax purposes. As a result, a U.S. holder who purchases a senior discount note will generally be required to include original issue discount in gross income as it accrues for United States federal income tax purposes regardless of the U.S. holder's regular method of tax accounting. Therefore, the inclusion of original issue discount in gross income will take place in advance of the receipt of cash payments on the senior discount notes. However, U.S. holders of senior discount notes generally will not be required to include separately in income cash payments of stated interest received on the senior discount notes.

The amount of original issue discount with respect to each senior discount note will be the excess of the "stated redemption price at maturity" of such senior discount note over its "issue price." The "stated redemption price at maturity" of each senior discount note will include all payments, whether denominated as principal or interest, required to be made thereunder through and including maturity. The "issue price" of a senior discount note will be equal to the first price at which a substantial amount of the senior discount notes are sold for money, excluding sales to persons acting in an underwriting capacity.

Each U.S. holder will be required to include in gross income an amount equal to the sum of the "daily portions" of the original issue discount on the senior discount note for all days during the taxable year in which such holder holds the senior discount note. The daily portion is determined by allocating to each day in accrual period a ratable portion of the original issue discount that accrued during that period. The amount of the original issue discount attributable to each full accrual period will be equal to the product of the "adjusted issue price" of the senior discount note (at the beginning of the accrual period) and the "yield to maturity" of the senior discount notes (taking into account the length of the particular accrual period). The adjusted issue price of a senior discount note at the beginning of an accrual period will be the original issue price of the senior discount note plus the aggregate amount of original issue discount that has accrued in all prior accrual periods less any payments (other than payments not taken into account in determining the stated redemption price) made on the senior discount note. The yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the senior discount note, produces an amount equal to its issue price.

A U.S. holder of a senior euro discount note must include in income the



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



United States dollar value of the amount of original issue discount that has accrued on a senior euro discount note in a taxable year, which is determined by translating such original issue discount into United States dollars at the average rate of exchange for the relevant accrual period (or portion thereof). The average rate of exchange for an accrual period (or portion thereof) is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied). In the alternative, a U.S. holder may elect to translate the original issue discount on a senior euro discount note using the spot rate on the last day of an accrual period (or the last day of the taxable year for the portion of such period within the taxable year). In addition, a holder may elect to use the spot rate on the date of receipt of payment for such purpose if such date is within five business days of the last date of an accrual period. Such elections (i) must be made in a statement filed with the U.S. holder's United States federal income tax return, (ii) are applicable to all debt instruments held by the U.S. holder for such year and thereafter acquired, and (iii) may not be changed without the consent of the Internal Revenue Service.

Upon actual receipt of a payment attributable to previously accrued original issue discount on a senior euro discount note (including amounts received upon a sale or other disposition of a senior euro discount note attributable to such original issue discount), a U.S. holder will recognize ordinary gain or loss with respect to accrued original issue discount for each accrual period in an amount equal to the difference between the United States dollar value of the payment received (determined using the spot rate on the date such payment is received) in respect of such accrual period and the United States dollar value of the original issue discount that has accrued during such accrual period (as determined in the preceding paragraph). Any such ordinary gain or loss will generally be treated as United States source ordinary income or loss and not as an adjustment to interest income. The United States federal income tax consequences of the conversion of euros into United States dollars under other circumstances is described below. See "--Transactions in Euros."

We are required to furnish certain information to the Internal Revenue Service regarding the original issue discount amounts. In addition, we will furnish annually to record holders of the senior discount notes information with respect to original issue discount accruing during the calendar year.

Effect of Liquidated Damages.

         We intend to treat the Liquidated Damages contingency described in "Description of Senior Notes--Registration Rights; Liquidated Damages" as a remote and incidental contingency for United States federal income tax purposes. In the event Liquidated Damages are paid, such amounts will result in additional income to U.S. holders when such payment is made.

Exchange Offer.

     While there is no direct authority on the United States federal income tax consequences of an exchange of notes for exchange notes, in the opinion of Holme Roberts & Owen LLP, counsel to UPC, an exchange of notes for exchange notes should not be a taxable event for U.S. federal income tax purposes. A U.S. holder should therefore have the same tax basis and holding period in the exchange notes as the U.S. holder had in the notes.

Dispositions.

     Upon the sale, exchange, retirement at maturity or other disposition of a note (collectively, a "disposition"), a U.S. holder will generally recognize gain or loss equal to the difference between:

o the amount realized by such holder, except to the extent such amount is attributable to accrued but unpaid stated interest (in the case of notes other than the senior discount notes), which will be treated as ordinary interest income, and

o        such holder's adjusted tax basis in the note.

     A U.S. holder's adjusted tax basis in a senior note generally will equal the cost of the senior note, net of accrued but unpaid stated interest, to such holder. A U.S. holder's adjusted tax basis in a senior discount note generally will equal the cost of the senior discount note, increased by the amount of original issue discount previously included in the U.S. holder's income and reduced by the amount of any cash payments received on the senior discount note. Except with respect to gains or losses attributable to changes in currency exchange rates, as described below, any gain or loss recognized on a note will be capital gain or loss and will generally be treated as United States source gain or loss. In the case of an individual U.S. holder, such capital gain will generally be taxable at a preferential rate if the U.S. holder's holding period exceeds one year at the time of disposition. The deductibility of capital losses is subject to limitations.

     Upon the sale, exchange or redemption of a senior euro note, a holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition (or, if it is realized in other than United States dollars, the United States dollar value of the amount using the spot rate on the date of such disposition) and the holder's adjusted tax basis in such senior euro note. A U.S. holder's tax basis in a senior euro note generally will be the United States dollar value of the purchase price of such senior euro note on the date of a purchase (determined by translating the purchase price into United States dollars at the spot rate in effect on the date of purchase). A U.S. holder will recognize exchange gain or loss on the disposition of a senior euro note equal to the difference between (i) the amount realized on the disposition (or the United States dollar amount if the amount received is denominated in other than United States dollars) and (ii) the U.S. holder's purchase price converted into U.S. dollars at the spot rate on the date of purchase.

     Upon the sale, exchange or redemption of a senior euro discount note, a holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition

(or, if it is realized in other than United States dollars, the United States dollar value of the amount using the spot rate in effect on the date of such disposition) and the holder's adjusted tax basis in such senior euro discount note. A U.S. holder's tax basis in a senior euro discount note generally will be the United States dollar value of the issue price of such senior euro discount note on the issue date (determined by translating the purchase price into United States dollars at the spot rate on the issue date), increased by the U.S. dollar amount of previously accrued original issue discount (as determined above), less the U.S. dollar amount of any cash payments received on the senior euro discount note (determined by translating the amount of such payments into United States dollars at the spot rate on the date such payment is received). A U.S. holder will recognize exchange gain or loss on the disposition of a senior euro discount note equal to the difference between U.S. dollar value of the issue price of the senior euro discount note on date of disposition and the U.S. dollar value of the issue price of the senior euro discount note on the issue date.

         Any exchange gain or loss on a senior euro note or senior euro discount note will be treated as United States source ordinary income or loss and will generally not be treated as an adjustment to interest income. Such foreign currency gain or loss is recognized on the disposition of a senior euro note or senior euro discount note only to the extent of total gain or loss recognized on such disposition.

Transactions in Euros.

         Euros received as interest on a note, or as proceeds of the sale, exchange or redemption of, a senior euro note will have a tax basis equal to their United States dollar value at the time of receipt. A U.S. holder of euros will recognize United States source income or loss on a sale or other disposition of such euros equal to the difference between (1) the amount of United States dollars, or the United States dollar value of the other currency or property received in such sale or other disposition and (2) the tax basis of such euros.

         A U.S. holder that purchases a senior euro note with previously owned euros would generally recognize gain or loss in an amount equal to the difference, if any, between such holder's tax basis in such euros and the United States dollar fair market value of such senior euro note on the date of purchase. Generally, any such gain or loss will be United States source ordinary income or loss. However, a holder that converts United States dollars to euros and immediately uses such euros to purchase a senior euro note ordinarily would not recognize any exchange gain or loss in connection with such conversion or purchase.

Information Reporting and Backup Withholding.

     Certain non-corporate U.S. holders may be subject to backup withholding at a rate of 31% on payments of principal, premium and interest on, and the proceeds of the disposition of, the notes. In general, backup withholding will be imposed only if the U.S. holder

o fails to furnish its taxpayer identification number ("TIN"), which, for an individual, would be his or her Social Security number,

o        furnishes an incorrect TIN,
o is notified by the IRS that it has failed to report payments of interest or dividends or o under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has been notified by the IRS that it is subject to backup withholding tax for failure to report interest or dividend payments.

     In addition, such payments of principal and interest to U.S. holders will generally be subject to information reporting.


                                  LEGAL MATTERS

    Holme Roberts & Owen LLP, London, England, has advised us on certain U.S. securities law matters in connection with this offering. Certain legal matters relating to Dutch law will be passed upon for us by Allen & Overy, Amsterdam, The Netherlands.

                                     EXPERTS

     The consolidated financial statements of United Pan-Europe Communications N.V. incorporated by reference in this Registration Statement for the year ended December 31, 1999 have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of United TeleKabel Holding N.V. incorporated by reference in this Registration Statement for the period from commencement of operations (August 6, 1998) until December 31, 1998 have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of @Entertainment, Inc. incorporated by reference in this Registration Statement have been audited by KPMG Polska Sp.z o.o, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of NBS Nordic Broadband Services AB incorporated by reference in this Registration Statement have been audited by Ernst & Young AB, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Singapore Telecom International Svenska AB, as of and for the year ended March 31, 1998 and the Reconciliation of Significant Differences between U.S. and Swedish Generally Accepted Accounting Principles incorporated by reference in this Registration Statement from the United Pan-Europe Communications N.V. Form 8-K/A dated September 17, 1999 on pages F-70 through F-91 have been so incorporated in reliance on the reports of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of SBS Broadcasting SA for the years ended December 31, 1997, 1998 and 1999 incorporated by reference in this Registration Statement have been audited by Ernst & Young, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of said firm as experts in giving said report.

     The combined financial statements of the ENECO KabelTV and Telecom Group as of December 31, 1999 and for the year then ended incorporated by reference in this Registration Statement have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of said firm as experts in giving said report.

     The financial statements of TV3 Ltd., Schlieren for the period from July 8, 1998 to December 31, 1999 incorporated by reference in this Registration Statement have been audited by ATAG Ernst & Young, independent auditors, as indicated in their report with respect thereto, and are incorporated by reference herein upon the authority of said firm as experts in giving said report.

                        ENFORCEMENT OF CIVIL LIABILITIES

    We are incorporated under the laws of The Netherlands and certain members of our Supervisory Board, our Board of Management and certain of the experts named herein are residents of The Netherlands or other countries outside the United States. Substantially all of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons, or to enforce against us or such persons in courts in the United States, judgments of such courts predicated upon the civil liability provisions of United States securities laws. We have been advised by legal counsel in The Netherlands, Loeff Claeys Verbeke, that because there is no convention on reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and The Netherlands, a final judgment rendered by a United States court will not automatically be enforced by the courts in The Netherlands. In order to obtain a judgment that is enforceable in the The Netherlands, the relevant claim will have to be relitigated before a competent Dutch court. Under current practice, however, a final and conclusive judgment rendered by a United States court will be recognized by a Dutch court if it finds that (1) the final judgment results from proceedings compatible with Dutch concepts of due process and (2) the final judgment does not contravene public policy of The Netherlands. If the final judgment is recognized by a Dutch court, that court generally will grant the same judgment without relitigation on the merits. In addition, Dutch law does not recognize a shareholder's right to bring a derivative action on behalf of a corporation.

                              AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. We have filed a Registration Statement on Form S-4 to register with the SEC the new notes to be issued in exchange for the old notes. This prospectus is part of that Registration Statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.

The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.

FILING                                                            PERIOD
Annual Report on Form 10-K                          Year ended December 31, 1999
Current Report on Form 8-K/A                        September 17, 1999
Current Report on Form 8-K                          February 18, 2000
Current Report on Form 8-K                          March 14, 2000
Current Report on Form 8-K                          March 20, 2000
Current Report on Form 8-K                          April 19, 2000

Quarterly Report on Form 10-Q
  of @Entertainment                                 June 30, 1999

The description of our common stock set
forth in the Form 8-A filed by us on
February 9, 1999, Registration Number
000-25365, including any amendment or report filed with the SEC for purposes of updating the description.

We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date of the closing of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Investor Relations
United Pan-Europe Communications N.V.
Fred. Roeskestraat 123
1076 EE Amsterdam
The Netherlands
Telephone number +31 20 778 9840


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

    We also comply with our obligations under Dutch law to prepare annual financial statements complying with the corporate law of The Netherlands and to deposit the same at the Commercial Register of the Chamber of Commerce and Industry in Amsterdam, The Netherlands.


                               GENERAL INFORMATION

Listing

    A notice relating to the issue of the notes and the Charter of our company have been filed with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents are available for inspection and where copies of such documents will be obtainable upon request.

Clearing Systems

    The notes have been accepted for clearance by Cedelbank and by Morgan Guaranty Trust Company of New York, Brussels office as operator of the Euroclear System. The CUSIPs and the International Security Identification Numbers (ISINs) for the notes are as follows:

                        11 1/2% Senior  11 1/4% Senior     11 1/4% Senior    13 3/4% Senior
                            Notes          Dollar Notes       Euro Notes      Discount Notes
CUSIP Numbers:
   144A..............        911300AX9          911300BA8       --                  911300BD2
   Regulation S......        N90168AN0          N90168AP5       --                  N90168AQ3
ISINs................        USN90168AN00       USN90168AP57    --                  USN90168AQ31
ISINs:
   144A..............         --                 --              XS0106746976        --
   Regulation S......         --                 --              XS0106746893        --
Common Codes:
   144A..............         --                 --              010674697           --
   Regulation S......         --                 --              010674689           --


Authorization

    The issue of the notes was authorized by our Supervisory Board on December 17, 1999.

Documents

    Copies of an English translation of our Statutes and By-laws will be available for inspection so long as any notes are outstanding at the specified office of the Paying Agent in Luxembourg.

    Copies of the latest Annual Report and interim financial statements of UPC will be available at the specified office of the Paying Agent in Luxembourg, so long as any notes are outstanding.

    Copies of the Purchase Agreement, Registration Rights Agreement and the Indentures and the Paying and Transfer Agency Agreements will be available for inspection at the specified office of the Paying Agent in Luxembourg so long as any notes are outstanding.

Material Adverse Change

    Except as disclosed in this prospectus, there has been no material adverse change in the financial position of UPC, since December 31, 1999.

Litigation

    Except as disclosed in this prospectus, we are not involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the notes nor, so far as we are aware, is any such litigation or arbitration pending or threatened.

                             PRINCIPAL OFFICE OF UPC
                             Fred. Roeskestraat 123
                                  PO Box 74763
                                1076 EE Amsterdam
                                 The Netherlands

                                 AUDITORS OF UPC
                                 Arthur Andersen
                                  PO Box 75381
                                1070 AJ Amsterdam
                                 The Netherlands

                              LEGAL ADVISORS TO UPC
                            Holme Roberts & Owen LLP
                                 Heathcoat House
                                  20 Savile Row
                                 London W1X 1AE
                                 United Kingdom
                                  Allen & Overy
                                  Apollolaan 15
                                1077 AB Amsterdam
                                 The Netherlands

         TRUSTEE, REGISTRAR, TRANSFER AGENT AND PRINCIPAL PAYING AGENT
                                 CITIBANK N.A.
                               5 Carmelite Street
                                 London EC4Y 0PA
                                 United Kingdom

                         PAYING AGENT AND LISTING AGENT
                       Banque Internationale a Luxembourg
                                 69 route d'Esch
                                L-2953 Luxembourg
                                   Luxembourg

                                 [LOGO OF UPC]

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company has entered into indemnification agreements with its directors and executive officers, providing for indemnification by the Company against any liability to which a director or executive officer may be subject for judgments, settlements, penalties, fines and expenses of defense (including attorneys' fees, bonds and costs of investigation), arising out of or in any way related to acts or omissions as a member of the Management or Supervisory Board, or an executive officer, or in any other capacity in which services are rendered to the Company or its subsidiaries. The Company believes that the indemnification agreements will assist the Company in attracting and retaining qualified individuals to serve as directors and executive officers. The agreements provide that a director or officer is not entitled to indemnification under such agreements (i) if indemnification is expressly prohibited under applicable law, (ii) for certain violations of securities laws or (iii) for certain claims initiated by the officer or director. Generally, under Dutch law, a director will not be held personally liable for decisions made with reasonable business judgment, absent self dealing. In addition, indemnification may not be available to directors or officers under Dutch law if any act or omission by a director or officer would qualify as willful misconduct or gross negligence. Due to the lack of applicable case law, it is not clear whether indemnification is available in case of breach of securities laws of the United States.

ITEM 21. EXHIBITS AND FINANCIAL DATA SCHEDULES.

    (a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

3.1(a) Amended and Restated Articles of Association of UPC(1)

3.1(b) Amendment to the Articles of Association of UPC dated March 17, 2000 (2)

4.1 Indenture dated as of January 20, 2000, between UPC and Citibank N.A., as Trustee with respect to 11 1/2% Senior Notes due 2010 (3)

4.2 Indenture dated as of January 20, 2000, between UPC and Citibank N.A., as Trustee with respect to 11 1/4% Senior Notes due 2010 (3)

4.3 Indenture dated as of January 20, 2000, between UPC and Citibank N.A., as Trustee with respect to 13 3/4% Senior Discount Notes due 2010 (3)

5.1    Opinion of Allen & Overy regarding the legality of the 10 7/8%
       Senior Notes due 2007, 11 1/4% Senior Notes and 13 3/8% Senior Discount Notes due 2009.

5.2 Opinion of Holme Roberts & Owen LLP regarding the legality of the 10 7/8% Senior Notes due 2007, 11 1/4% Senior Notes and 13 3/8% Senior Discount Notes due 2009.

8.1 Opinion of Holme Roberts & Owen LLP regarding certain United States federal income tax matters.

8.2 Opinion of Arthur Andersen Belastingadviseurs regarding certain Netherlands tax matters.

12.1   Computation of Earnings to Fixed Charges(3)

23.1   Consent of Arthur Andersen (UPC)

23.2   Consent of Arthur Andersen (United TeleKabel Holding N.V.)

23.3   Consent of Arthur Andersen (ENECO KabelTV and Telecom Group)

23.4   Consent of Ernst & Young (SBS BROADCASTING SA)

23.5   Consent of KPMG Polska Sp.z o.o (@Entertainment)

23.6   Consent of Ernst & Young AB (NBS Nordic Broadband Services AB)

23.7 Consent of PricewaterhouseCoopers (Singapore Telecom International Svenska AB)

23.8   Consent of ATAG Ernst & Young Ltd. (TV3 Ltd., Schlieren)

23.9   PricewaterhouseCoopers Auditing Standards Letter

24.1   Powers of Attorney

25.1   Form T-1, Statement of Eligibility of Citibank N.A.

--------------------
(1) Incorporated by reference from Amendment No. 1 to Form S-1 Registration Statement filed by UPC on September 23, 1999 (File No. 333-84427).

(2) Incorporated by reference from Form 8-K filed by UPC, dated March 17, 2000 (File No. 000-25365).

(3) Incorporated by reference from Form 10-K filed by UPC for the year ended December 31, 1999 (File No. 000-25365).

   (b) Financial Statement Schedules. Incorporated by reference from Form 10-K filed by UPC for the year ended December 31, 1999 (File No. 000-25365).


ITEM 22. UNDERTAKINGS.

    (a) The undersigned hereby undertakes:

      (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (e) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (f) The undersigned hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the
              Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the undersigned pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed part of the registration statement as of the time it was declared effective.

    The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 ("Act") in accordance with the rules and regulations of the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Amesterdam, The Netherlands, on this 19th day of April 2000.

                           United Pan-Europe Communications N.V.
                           a Dutch Public limited liability company

                           By:  /s/ Charles H. R. Bracken
                               ---------------------------
                                    Charles H. R. Bracken,
                                    Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement Amendment to be signed by the following persons in the capacities and on the dates indicated.

              Signature                              Title                                          Date

                  *                         Chairman of Board of Management             April 19, 2000
----------------------------------------    and Chief Executive Officer
         Mark L. Schneider

                  *                         President, Vice Chairman                    April 19, 2000
----------------------------------------
         John F. Riordan

       /s/ Charles H. R. Bracken            Chief Financial Officer                     April 19, 2000
----------------------------------------
         Charles H. R. Bracken

                  *                         Managing Director, Eastern                  April 19, 2000
----------------------------------------    Europe and Executive Chairman,
         Nimrod J. Kovacs                   UPC Central Europe


                  *                         General Counsel                             April 19, 2000
----------------------------------------
         Anton M. Tuijten

                  *                         Managing Director, Finance and              April 19, 2000
----------------------------------------    Accounting (Chief Accounting Officer)
         Ray D. Samuelson

                  *                         Chairman of Supervisory Board               April 19, 2000
----------------------------------------    and Authorized U.S. Representative
         Michael T. Fries

                  *                         Supervisory Board Member                    April 19, 2000
----------------------------------------
         John P. Cole

                  *                         Supervisory Board Member                    April 19, 2000
----------------------------------------
         Richard De Lange

                  *                         Supervisory Board Member                    April 19, 2000
------------------------------------
         Ellen P. Spangler

                  *                         Supervisory Board Member                    April 19, 2000
------------------------------------
         Tina M. Wildes

*By         /s/ Charles H. R. Bracken
         --------------------------------
                Charles H. R. Bracken
                Attorney-in-fact